STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR4
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR4
Computational Materials (Page 1)
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NEW ISSUE COMPUTATIONAL MATERIALS
---------------------------------


$1,563,076,000 (APPROXIMATE)

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR4

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
Depositor

WELLS FARGO BANK MINNESOTA, NA
Master Servicer

JP MORGAN CHASE BANK
Trustee

BEAR, STEARNS & CO. INC.
Sole and Lead Underwriter




MAY 8, 2006

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR4
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR4
Computational Materials (Page 2)
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                   STATEMENT REGARDING FREE WRITING PROSPECTUS


The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. Please click here http://www.bearstearns.com/prospectus/sami or visit the following website: "www.bearstearns.com/prospectus/sami" for a copy of the base prospectus applicable to this offering.

The Information in this free writing prospectus is preliminary and is subject to completion or change. The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR4
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR4
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               SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the "Information") may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you receive Information that refers to the "Statement Regarding Assumptions and Other Information", please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value given to the inputs. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements). Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances. Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.


                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR4
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR4
Computational Materials (Page 4)
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                          $ 1,563,076,000 (APPROXIMATE)

             STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR4
                                     Issuer

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR4

                  STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                                    Depositor

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                                 Master Servicer

                              JP MORGAN CHASE BANK
                                     Trustee

TRANSACTION HIGHLIGHTS:
-----------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                                            AVG
                                  RATINGS         CE                        LIFE
                                 (MOODY'S /     LEVELS                       TO                   LEGAL
    CLASSES       SIZES (1)        S&P                        COUPON        CALL      WINDOW      FINAL
                                                                           (YEARS)   (MONTHS)    MATURITY       CERTIFICATE TYPE
                                                                             (2)       (2)         DATE
---------------------------------------------------------------------------------------------------------------------------------
   Class I-A     313,180,000     Aaa / AAA       9.50%     Floating (3)     3.11        1-99     06/25/36        Senior Floater
---------------------------------------------------------------------------------------------------------------------------------
  Class II-A-1   193,425,000     Aaa / AAA      45.70%     Floating (3)     3.10        1-99     06/25/36      Super Sr. Floater
  Class II-A-2   96,713,000      Aaa / AAA      18.55%     Floating (3)     3.10        1-99     06/25/36   Level 1 Support Floater
  Class II-A-3   32,237,000      Aaa / AAA      9. 50%     Floating (3)     3.10        1-99     06/25/36   Level 2 Support Floater
---------------------------------------------------------------------------------------------------------------------------------
 Class III-A-1   212,521,000     Aaa / AAA      45.70%     Floating (3)     3.12        1-99     06/25/36       Super Sr.Floater
 Class III-A-2   106,260,000     Aaa / AAA      18.55%     Floating (3)     3.12        1-99     06/25/36   Level 1 Support Floater
 Class III-A-3   35,420,000      Aaa / AAA      9. 50%     Floating (3)     3.12        1-99     06/25/36   Level 2 Support Floater
  Class III-X    354,201,000     Aaa / AAA      9. 50%       Fixed (4)      3.12        1-99     06/25/36     Senior Interest Only
---------------------------------------------------------------------------------------------------------------------------------
  Class IV-A-1   173,607,000     Aaa / AAA      45.70%     Floating (3)     3.15        1-99     06/25/36     Super Senior Floater
  Class IV-A-2   86,804,000      Aaa / AAA      18.55%     Floating (3)     3.15        1-99     06/25/36   Level 1 Support Floater
  Class IV-A-3   28,935,000      Aaa / AAA      9. 50%     Floating (3)     3.15        1-99     06/25/36   Level 2 Support Floater
---------------------------------------------------------------------------------------------------------------------------------
  Class V-A-1    89,958,000      Aaa / AAA      45.70%     Floating (3)     3.16        1-99     06/25/36       Super Sr.Floater
  Class V-A-2    44,979,000      Aaa / AAA      18.55%     Floating (3)     3.16        1-99     06/25/36   Level 1 Support Floater
  Class V-A-3    14,993,000      Aaa / AAA      9. 50%     Floating (3)     3.16        1-99     06/25/36   Level 2 Support Floater
   Class V-X      Notional       Aaa / AAA       9.50%       Fixed (4)      3.16        1-99     06/25/36     Senior Interest Only
---------------------------------------------------------------------------------------------------------------------------------
   Class B-1     46,679,000       Aa1/ AA+       6.55%     Floating (3)     5.99       44-99     06/25/36     Subordinate Floater
   Class B-2     26,109,000       Aa2 / AA       4.90%     Floating (3)     5.99       44-99     06/25/36     Subordinate Floater
   Class B-3      8,703,000      Aa3 / AA-       4.35%     Floating (3)     5.98       44-99     06/25/36     Subordinate Floater
   Class B-4     18,197,000       A1 / A+        3.20%     Floating (3)     5.98       44-99     06/25/36     Subordinate Floater
   Class B-5      7,912,000        A2 / A        2.70%     Floating (3)      5.98      44-99     06/25/36     Subordinate Floater
   Class B-6      7,912,000     Baa1 / BBB+      2.20%     Floating (3)      5.95      44-99     06/25/36     Subordinate Floater
   Class B-7      9,494,000      Baa2 / BBB      1.60%     Floating (3)     5.76       44-94     06/25/36     Subordinate Floater
   Class B-8      7,912,000     Baa3 / BBB-      1.10%     Floating (3)     5.43       44-82     06/25/36     Subordinate Floater
---------------------------------------------------------------------------------------------------------------------------------

NOTES:

         (1.) In the case of the Class A Certificates, the certificate sizes are approximate and subject to a variance of +/- 10%. In the case of the Subordinate Certificates, the certificate sizes are subject to any variance required to maintain the ratings as described above.

         (2.) Certificates are priced to the 10% optional clean-up call and based on the pricing prepayment speed described herein.


                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR4
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR4
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         (3.)     The Pass-Through Rate for the Class 1-A Certificates
                  (collectively, the "Class I-A Certificates"), Class II-A-1, Class II-A-2 and Class II-A-3 Certificates (collectively, the "Class II-A Certificates"), Class III-A-1, Class III-A-2, Class III-A-3 (collectively, the "Class III-A Certificates"), Class IV-A-1, Class IV-A-2 and Class IV-A-3 (collectively, the "Class IV-A Certificates"), Class V-A-1, Class V-A-2 and Class V-A-3 Certificates (collectively the "Class V-A Certificates") Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 (collectively, the "Class B Certificates") Certificates will be a floating rate based on One-Month LIBOR plus the related margin, subject to the lesser of (i) the applicable Net Rate Cap (as described herein) and
                  (ii) 10.50%. On the first distribution date after the Optional Termination Date, the margin on the Class 1-A, Class II-A, Class IV-A and Class V-A Certificates will be increased to 2 times the original margin on such certificate and the margins on each of the Class B Certificates will be increased by 1.5 time the original margin.


         (4.) The Pass-Through Rate for the Class III-X and Class V-X Certificates will be a fixed rate of 1.00% and 0.80% per annum based on a notional amount equal to the aggregate certificate principal balance of the Class III-A and Class V-A Certificates respectively. The Class III-X and Class V-X Certificates will bear interest on a 30/360 basis and will settle with accrued interest.


                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR4
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR4
Computational Materials (Page 6)
-------------------------------------------------------------------------------


COLLATERAL SUMMARY: AGGREGATE
-----------------------------
                                                                                              MINIMUM               MAXIMUM
                                                                                              -------               -------
Scheduled Principal Balance                    $1,582,354,407                                 $29,919            $2,095,377
Average Scheduled Principal Balance                  $332,567
Number of Mortgage Loans                                4,758

Weighted Average Gross Coupon                          6.653%                                  1.000%                9.500%
Weighted Average FICO Score                               715                                       0                   821
Weighted Average Original LTV                          75.91%                                  12.58%                95.00%

Weighted Average Original Term                            379                                     360                   480
Weighted Average Stated Remaining Term                    376                                     344                   480
Weighted Average Seasoning                                  3                                       0                    16

Weighted Average Gross Margin                          3.224%                                  1.050%                5.250%
Weighted Average Minimum Interest Rate                 3.224%                                  1.050%                5.250%
Weighted Average Maximum Interest Rate                10.102%                                  8.950%               14.200%


Weighted Average Months to Roll                             1                                       1                    11

Latest Maturity Date                                 6/1/2046
Maximum Zip Code Concentration                  (94539) 0.52%         Full/Alternative                               19.09%
                                                                      Limited                                         0.22%
                                                                      No Income/No Asset                              0.42%
ARM                                                      100%         No Ratio                                        2.79%
                                                                      Stated Income                                  70.44%
MTA Neg Am                                             69.33%         Stated/Stated                                   7.04%
LIBOR Neg Am                                           30.67%
                                                                      Cash Out Refinance                             42.71%
                                                                      Purchase                                       40.70%
                                                                      Rate/Term Refinance                            16.58%
First Lien                                               100%
                                                                      2-4 Family                                      3.93%
Prepay Penalty: 6 months; "Hard"                        0.28%         Condominium                                    10.23%
Prepay Penalty: 6 months; "Soft"                        0.26%         PUD                                            27.94%
Prepay Penalty: 12 months; "Hard"                      20.22%         Single Family                                  57.68%
Prepay Penalty: 12 months; "Soft"                       1.86%
Prepay Penalty: 24 months; "Hard"                       0.74%         Non-Owner                                      10.24%
Prepay Penalty: 24 months; "Soft"                       0.01%         Primary                                        82.68%
Prepay Penalty: 30 months; "Hard"                       0.40%         Second Home                                     7.08%
Prepay Penalty: 30 months; "Soft"                       0.10%
Prepay Penalty: 36 months; "Hard"                      35.20%         Top 5 States:
Prepay Penalty: 36 months; "Soft"                      11.44%         California                                     41.25%
Prepay Penalty: 42 months; "Hard"                       0.00%         Florida                                        15.43%
Prepay Penalty: 42 months; "Soft"                       0.03%         Virginia                                        5.35%
Prepay Penalty: No Prepay                              29.46%         Arizona                                         5.14%
                                                                      Nevada                                          4.60%





                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR4
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR4
Computational Materials (Page 7)
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COLLATERAL SUMMARY: GROUP 1 (MTA CONFORMING NON-3YR HARD)
---------------------------------------------------------

                                                                                              MINIMUM               MAXIMUM
                                                                                              -------               -------
Scheduled Principal Balance                      $349,370,393                                 $29,919              $646,166
Average Scheduled Principal Balance                  $248,485
Number of Mortgage Loans                                1,406

Weighted Average Gross Coupon                          6.996%                                  1.000%                9.125%
Weighted Average FICO Score                               719                                     620                   818
Weighted Average Original LTV                          77.41%                                  12.58%                95.00%

Weighted Average Original Term                            375                                     360                   480
Weighted Average Stated Remaining Term                    372                                     349                   480
Weighted Average Seasoning                                  4                                       0                    11

Weighted Average Gross Margin                          3.301%                                  1.750%                5.000%
Weighted Average Minimum Interest Rate                 3.301%                                  1.750%                5.000%
Weighted Average Maximum Interest Rate                10.149%                                  8.950%               14.200%


Weighted Average Months to Roll                             1                                       1                     3

Latest Maturity Date                                 6/1/2046         Full/Alternative                               29.72%
Maximum Zip Code Concentration                  (95624) 0.74%         Limited                                         0.17%
                                                                      No Income/No Asset                              0.89%
                                                                      No Ratio                                        2.76%
ARM                                                      100%         Stated Income                                  62.78%
                                                                      Stated/Stated                                   3.68%
MTA Neg Am                                               100%
LIBOR Neg Am                                               0%         Cash Out Refinance                             41.33%
                                                                      Purchase                                       45.95%
                                                                      Rate/Term Refinance                            12.72%

First Lien                                               100%         2-4 Family                                      4.23%
                                                                      Condominium                                    11.93%
Prepay Penalty: 6 months; "Hard"                        0.50%         PUD                                            30.63%
Prepay Penalty: 6 months; "Soft"                        0.60%         Single Family                                  52.74%
Prepay Penalty: 12 months; "Hard"                      21.75%
Prepay Penalty: 12 months; "Soft"                       2.61%         Non-Owner                                      15.44%
Prepay Penalty: 24 months; "Hard"                       1.56%         Primary                                        74.41%
Prepay Penalty: 24 months; "Soft"                       0.00%         Second Home                                    10.15%
Prepay Penalty: 30 months; "Hard"                       1.61%
Prepay Penalty: 30 months; "Soft"                       0.45%         Top 5 States:
Prepay Penalty: 36 months; "Hard"                       0.00%         California                                     25.67%
Prepay Penalty: 36 months; "Soft"                      34.41%         Florida                                        17.54%
Prepay Penalty: 42 months; "Hard"                       0.00%         Arizona                                         8.23%
Prepay Penalty: 42 months; "Soft"                       0.13%         Virginia                                        5.16%
Prepay Penalty: No Prepay                              36.38%         Nevada                                          4.74%





                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR4
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR4
Computational Materials (Page 8)
-------------------------------------------------------------------------------
COLLATERAL SUMMARY: GROUP 2 (MTA NON-CONFORMING NON-3YR HARD)
-------------------------------------------------------------

                                                                                              MINIMUM               MAXIMUM
                                                                                              -------               -------
Scheduled Principal Balance                      $356,215,944                                $415,863            $1,938,107
Average Scheduled Principal Balance                  $615,226
Number of Mortgage Loans                                  579

Weighted Average Gross Coupon                          6.863%                                  1.000%                8.642%
Weighted Average FICO Score                               721                                     622                   819
Weighted Average Original LTV                          74.31%                                  30.00%                95.00%

Weighted Average Original Term                            379                                     360                   480
Weighted Average Stated Remaining Term                    376                                     350                   480
Weighted Average Seasoning                                  3                                       0                    10

Weighted Average Gross Margin                          3.237%                                  2.250%                4.500%
Weighted Average Minimum Interest Rate                 3.237%                                  2.250%                4.500%
Weighted Average Maximum Interest Rate                10.210%                                  9.950%               12.200%


Weighted Average Months to Roll                             1                                       1                    11

Latest Maturity Date                                 6/1/2046         Full/Alternative                               15.46%
Maximum Zip Code Concentration                  (94539) 2.31%         Limited                                         0.67%
                                                                      No Income/No Asset                              8.21%
                                                                      No Ratio                                       73.38%
ARM                                                      100%         Stated Income                                   2.27%
                                                                      Stated/Stated                                  15.46%
MTA Neg Am                                               100%
LIBOR Neg Am                                               0%         Cash Out Refinance                             35.44%
                                                                      Purchase                                       45.88%
                                                                      Rate/Term Refinance                            18.68%

First Lien                                               100%         2-4 Family                                      1.07%
                                                                      Condominium                                     7.60%
Prepay Penalty: 6 months; "Hard"                        0.74%         PUD                                            30.20%
Prepay Penalty: 6 months; "Soft"                        0.58%         Single Family                                  60.92%
Prepay Penalty: 12 months; "Hard"                      30.34%
Prepay Penalty: 12 months; "Soft"                       4.50%         Non-Owner                                       4.11%
Prepay Penalty: 24 months; "Hard"                       1.77%         Primary                                        90.97%
Prepay Penalty: 24 months; "Soft"                       0.00%         Second Home                                     4.92%
Prepay Penalty: 30 months; "Hard"                       0.19%
Prepay Penalty: 30 months; "Soft"                       0.00%         Top 5 States:
Prepay Penalty: 36 months; "Hard"                       0.00%         California                                     59.19%
Prepay Penalty: 36 months; "Soft"                      14.01%         Virginia                                        7.89%
Prepay Penalty: 42 months; "Hard"                       0.00%         Florida                                         5.59%
Prepay Penalty: 42 months; "Soft"                       0.00%         Arizona                                         4.80%
Prepay Penalty: No Prepay                              47.88%         Nevada                                          3.05%




                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR4
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR4
Computational Materials (Page 9)
-------------------------------------------------------------------------------
COLLATERAL SUMMARY: GROUP 3 (MTA 3YR HARD)
------------------------------------------

                                                                                              MINIMUM               MAXIMUM
                                                                                              -------               -------
Scheduled Principal Balance                      $391,381,868                                 $51,849            $2,095,377
Average Scheduled Principal Balance                  $303,162
Number of Mortgage Loans                                1,291

Weighted Average Gross Coupon                          7.346%                                  1.000%                9.375%
Weighted Average FICO Score                               713                                     620                   817
Weighted Average Original LTV                          76.98%                                  22.54%                95.00%

Weighted Average Original Term                            382                                     360                   480
Weighted Average Stated Remaining Term                    379                                     350                   480
Weighted Average Seasoning                                  4                                       0                    10

Weighted Average Gross Margin                          3.308%                                  2.050%                5.250%
Weighted Average Minimum Interest Rate                 3.308%                                  2.050%                5.250%
Weighted Average Maximum Interest Rate                10.045%                                  8.950%               12.700%


Weighted Average Months to Roll                             1                                       1                     1

Latest Maturity Date                                 6/1/2046         Full/Alternative                               18.31%
Maximum Zip Code Concentration                  (94920) 0.68%         Limited                                         0.75%
                                                                      No Income/No Asset                              0.30%
                                                                      No Ratio                                        1.33%
ARM                                                      100%         Stated Income                                  70.86%
                                                                      Stated/Stated                                   8.44%
MTA Neg Am                                               100%
LIBOR Neg Am                                               0%         Cash Out Refinance                             48.71%
                                                                      Purchase                                       37.44%
                                                                      Rate/Term Refinance                            13.84%

First Lien                                               100%         2-4 Family                                      4.72%
                                                                      Condominium                                     7.43%
                                                                      PUD                                            23.26%
Prepay Penalty: 36 months; "Hard"                     100.00%         Single Family                                  64.52%

                                                                      Non-Owner                                       9.33%
                                                                      Primary                                        85.97%
                                                                      Second Home                                     4.70%

                                                                      Top 5 States:
                                                                      California                                     44.67%
                                                                      Florida                                        15.07%
                                                                      Virginia                                        5.99%
                                                                      Colorado                                        4.58%
                                                                      Arizona                                         4.40%





                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR4
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR4
Computational Materials (Page 10)
-------------------------------------------------------------------------------
COLLATERAL SUMMARY: GROUP 4 (LIBOR NON-3YR HARD)
------------------------------------------------

                                                                                              MINIMUM               MAXIMUM
                                                                                              -------               -------
Scheduled Principal Balance                      $319,718,032                                 $70,044            $1,718,072
Average Scheduled Principal Balance                  $348,277
Number of Mortgage Loans                                  918

Weighted Average Gross Coupon                          5.621%                                  1.000%                9.375%
Weighted Average FICO Score                               715                                       0                   821
Weighted Average Original LTV                          74.37%                                  21.13%                95.00%

Weighted Average Original Term                            375                                     360                   480
Weighted Average Stated Remaining Term                    373                                     346                   480
Weighted Average Seasoning                                  2                                       0                    14

Weighted Average Gross Margin                          3.112%                                  1.050%                4.350%
Weighted Average Minimum Interest Rate                 3.112%                                  1.050%                4.350%
Weighted Average Maximum Interest Rate                10.073%                                  9.950%               12.950%


Weighted Average Months to Roll                             1                                       1                     3

Latest Maturity Date                                 6/1/2046         Full/Alternative                               15.96%
Maximum Zip Code Concentration                  (95020) 1.14%         No Ratio                                        0.00%
                                                                      Limited                                         0.00%
ARM                                                      100%         Stated Income                                  74.06%
                                                                      Stated/Stated                                   9.98%
MTA Neg Am                                                 0%
LIBOR Neg A                                              100%         Cash Out Refinance                             39.96%
                                                                      Purchase                                       37.65%
                                                                      Rate/Term Refinance                            22.39%

First Lien                                               100%         2-4 Family                                      4.26%
                                                                      Condominium                                    13.91%
Prepay Penalty: 6 months; "Hard"                        0.00%         PUD                                            29.41%
Prepay Penalty: 6 months; "Soft"                        0.00%         Single Family                                  52.30%
Prepay Penalty: 12 months; "Hard"                      42.49%
Prepay Penalty: 12 months; "Soft"                       1.33%         Non-Owner                                      10.87%
Prepay Penalty: 24 months; "Hard"                       0.00%         Primary                                        79.84%
Prepay Penalty: 24 months; "Soft"                       0.07%         Second Home                                     9.29%
Prepay Penalty: 30 months; "Hard"                       0.00%
Prepay Penalty: 30 months; "Soft"                       0.00%         Top 5 States:
Prepay Penalty: 36 months; "Hard"                       0.00%         California                                     37.06%
Prepay Penalty: 36 months; "Soft"                       3.43%         Florida                                        16.84%
Prepay Penalty: 42 months; "Hard"                       0.00%         Illinois                                        5.87%
Prepay Penalty: 42 months; "Soft"                       0.00%         Nevada                                          5.11%
Prepay Penalty: No Prepay                              52.69%         New York                                        4.47%




                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR4
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR4
Computational Materials (Page 11)
-------------------------------------------------------------------------------
COLLATERAL SUMMARY:  GROUP 5 (LIBOR 3YR HARD)
---------------------------------------------

                                                                                              MINIMUM               MAXIMUM
                                                                                              -------               -------
Scheduled Principal Balance                      $165,668,169                                 $33,250            $1,416,616
Average Scheduled Principal Balance                  $293,738
Number of Mortgage Loans                                  564

Weighted Average Gross Coupon                          5.833%                                  1.000%                9.500%
Weighted Average FICO Score                               694                                       0                   808
Weighted Average Original LTV                          76.62%                                  15.00%                95.00%

Weighted Average Original Term                            384                                     360                   480
Weighted Average Stated Remaining Term                    383                                     344                   480
Weighted Average Seasoning                                  1                                       0                    16

Weighted Average Gross Margin                          3.056%                                  1.925%                4.400%
Weighted Average Minimum Interest Rate                 3.056%                                  1.925%                4.400%
Weighted Average Maximum Interest Rate                 9.960%                                  9.950%               12.950%


Weighted Average Months to Roll                             1                                       1                     4

Latest Maturity Date                                 6/1/2046         Full/Alternative                               12.40%
Maximum Zip Code Concentration                  (33305) 1.91%         Limited                                         0.00%
                                                                      No Ratio                                        0.00%
ARM                                                      100%         Stated Income                                  72.23%
                                                                      Stated/Stated                                  15.37%
MTA Neg Am                                                 0%
LIBOR Neg Am                                             100%         Cash Out Refinance                             52.39%
                                                                      Purchase                                       32.10%
                                                                      Rate/Term Refinance                            15.51%

First Lien                                               100%         2-4 Family                                      6.91%
                                                                      Condominium                                    11.79%
                                                                      PUD                                            25.62%
Prepay Penalty: 36 months; "Hard"                     100.00%         Single Family                                  55.38%

                                                                      Non-Owner                                      13.41%
                                                                      Primary                                        79.95%
                                                                      Second Home                                     6.64%

                                                                      Top 5 States:
                                                                      California                                     35.55%
                                                                      Florida                                        30.25%
                                                                      Nevada                                         11.16%
                                                                      Arizona                                         3.93%
                                                                      Minnesota                                       2.90%



                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR4
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR4
Computational Materials (Page 12)
-------------------------------------------------------------------------------
DESCRIPTION OF THE COLLATERAL:


     o Approximately 29.46% of the mortgage loans have no prepayment penalties for full or partial prepayments; approximately 13.71% of the mortgage loans have "soft" prepayment penalties for full or partial prepayments, where the penalty is enforced despite the borrower having sold the underlying property; and approximately 56.84% have "hard" prepayment penalties where generally, the Servicer cannot waive the prepayment penalty, unless, in each case, enforcement would violate applicable state laws or as otherwise specifically set forth in the Pooling and Servicing Agreement.
     o Approximately 19.09% of the mortgage loans were originated with full and/or alternative documentation (note: such alternative documentation includes the recommendations as provided by the automated underwriting systems of Fannie Mae and Freddie Mac). Approximately 77.48% of the mortgage loans were originated based on the stated income of the borrower.
     o The two states with the largest concentrations are California (41.25%) and Florida (15.43%). >> The non-zero weighted average FICO score is 715.
     o The weighted average LTV is 75.91%. The weighted average CLTV including subordinate financing at the time of origination is 81.38%.
     o All the mortgage loans with LTVs greater than 80% have primary mortgage insurance up to the required agency limits (none are secured by additional collateral or pledged assets).

NOTE: the information related to the mortgage loans described herein reflects information as of the May 1, 2006. It is expected that on or prior to the Closing Date, scheduled and unscheduled principal payments will reduce the principal balance of the mortgage loans as of the Cut-off Date and may cause a decrease in the aggregate principal balance of the mortgage loans, as reflected herein, of up to 5%. CONSEQUENTLY, THE INITIAL PRINCIPAL BALANCE OF ANY OF THE OFFERED CERTIFICATES BY THE CLOSING DATE IS SUBJECT TO AN INCREASE OR DECREASE OF UP TO 5% FROM AMOUNTS SHOWN ON THE FRONT COVER HEREOF.


    --------------------------------------------------------------------------------------------------------------------
           LOAN                           % OF     GROSS      NET       WAM      GROSS     NET        MAX        MOS TO
        DESCRIPTION                       POOL      WAC       WAC      (MOS.)   MARGIN    MARGIN     RATE         ROLL
    --------------------------------------------------------------------------------------------------------------------

    GROUP 1. MTA CONF
    NON3YRHARD                           22.08%    6.996%    6.620%       372   3.301%    2.925%    10.149%        1
    --------------------------------------------------------------------------------------------------------------------
    GROUP 2. MTA NONCONF
    NON3YRHARD                           22.51%    6.863%    6.488%       376   3.237%    2.862%    10.210%        1
    --------------------------------------------------------------------------------------------------------------------
    GROUP 3. MTA
    3YRHARD                              24.73%    7.346%    6.971%       378   3.308%    2.933%    10.045%        1
    --------------------------------------------------------------------------------------------------------------------
    GR4. LIBOR
    NON3YRHARD                           20.21%    5.621%    5.234%       373   3.112%    2.724%    10.073%        1
    --------------------------------------------------------------------------------------------------------------------
    GR5. LIBOR
    3YRHARD                              10.47%    5.833%    5.444%       383   3.056%    2.666%     9.960%        1
    --------------------------------------------------------------------------------------------------------------------
    TOTAL                               100.00%    6.653%    6.274%       376   3.224%    2.845%    10.102%        1
    --------------------------------------------------------------------------------------------------------------------




                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR4
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR4
Computational Materials (Page 13)
-------------------------------------------------------------------------------

DEPOSITOR:                        Structured Asset Mortgage
                                  Investments II Inc.

SERVICERS:                        EMC Mortgage (72.91%), Countrywide (26.90%)
                                  and Everhome (0.19%)

ORIGINATOR:                       Countrywide (26.90%), Southstar
                                  (23.40%), First Horizon (12.37%),
                                  Bear Stearns Residential Mortgage
                                  (9.36%), Sierra Pacific Mortgage
                                  (7.64%), Taylor Bean (2.54%),
                                  Metrocities Mortgage (2.07%), and 21
                                  other originators each less that 2%

MASTER SERVICER:                  Wells Fargo Bank, National Association.

TRUSTEE:                          JP Morgan Chase Bank.

UNDERWRITER:                      Bear, Stearns & Co. Inc.

CUT-OFF DATE:                     June 1, 2006.

CLOSING DATE:                     June 30, 2006.

RATING AGENCIES:                  The senior  certificates  will be rated by
                                  two of the three rating agencies and the subordinate certificates will be rated by one of the three rating agencies. The rating agencies include Standard & Poor's
                                  ("S&P"),  Moody's  Investors  Service
                                  ("Moody's") and or Fitch Ratings ("Fitch").

LEGAL STRUCTURE:                  The Trust will be established as one or more
                                  REMICs for federal income tax purposes.

OPTIONAL TERMINATION:             The Depositor, or its
                                  designee, may repurchase from the
                                  trust all of the mortgage loans at
                                  par plus accrued interest when the
                                  aggregate principal balance of the
                                  mortgage loans is reduced to 10% of
                                  the aggregate principal balance of
                                  the mortgage loans as of the Cut-Off
                                  Date.

DISTRIBUTION DATE:                The 25th day of each month (or next business
                                  day), commencing July 25, 2006.

OFFERED CERTIFICATES:             The Class I-A, Class
                                  II-A-1, Class II-A-2, Class II-A-3,
                                  Class III-A-1, Class III-A-2, Class
                                  III-A-3, Class III-X, Class IV-A-1,
                                  Class IV-A-2, Class IV-A-3, Class
                                  V-A-1, Class V-A-2, Class V-A-3,
                                  Class V-X, Class B-1, Class B-2,
                                  Class B-3, Class B-4, Class B-5,
                                  Class B-6, Class B-7 and Class B-8
                                  Certificates.

NON-OFFERED CERTIFICATES:         The Class R, Class X-P and Class B-IO
                                  Certificates will not be publicly offered.

CLASS A CERTIFICATES:             The Class I-A,, Class
                                  II-A-1, Class II-A-2, Class II-A-3, Class
                                  III-A-1, Class III-A-2, Class III-A-3, Class
                                  IV-A-1, Class IV-A-2, Class IV-A-3, Class
                                  V-A-1, Class V-A-2 and Class V-A-3
                                  Certificates.

ADJUSTABLE RATE CERTIFICATES:     The Class I-A,
                                  Class II-A-1, Class II-A-2, Class
                                  II-A-3, Class III-A-1, Class III-A-2,
                                  Class III-A-3, Class IV-A-1, Class
                                  IV-A-2, Class IV-A-3, Class V-A-1,
                                  Class V-A-2, Class V-A-3, Class B-1,
                                  Class B-2, Class B-3, Class B-4,
                                  Class B-5, Class B-6, Class B-7 and
                                  Class B-8 Certificates.

SENIOR ADJUSTABLE RATE            The Class I-A, Class II-A-1, Class
CERTIFICATES:                     II-A-2, Class II-A-3, Class III-A-1,
                                  Class III-A-2, Class III-A-3, Class
                                  IV-A-1, Class IV-A-2, Class IV-A-3,
                                  Class V-A-1, Class V-A-2 and Class
                                  V-A-3 Certificates.

REMITTANCE TYPE:                  Scheduled/Scheduled.



                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR4
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR4
Computational Materials (Page 14)
-------------------------------------------------------------------------------

REGISTRATION:                     The Offered  Certificates  will be in
                                  Book-entry form through DTC, Clearstream and Euroclear.

ERISA CONSIDERATIONS:             The Underwriter's Exemption is
                                  expected to be available
                                  for the Offered Certificates. A
                                  fiduciary of any benefit plan should
                                  very carefully review with its legal
                                  advisors whether the purchase or
                                  holding of any Certificates to a
                                  transaction prohibited or not
                                  otherwise permissible under ERISA.

SMMEA ELIGIBILITY:                The Offered Certificates,
                                  other than the Class
                                  B-4, Class B-5, Class B-6 and Class
                                  B-7 Certificates, are expected to
                                  constitute "mortgage related
                                  securities" for purposes of SMMEA.


SUBSEQUENT MORTGAGE LOANS:        After the Closing Date, in
                                  addition to the Initial
                                  Mortgage Loans, approximately
                                  $181,650,967 of subsequent mortgage
                                  loans will be added to the trust. The
                                  Initial Mortgage Loans and the
                                  Subsequent Mortgage Loans are
                                  collectively referred to herein as
                                  the "Mortgage Loans".

PRE-FUNDING ACCOUNT:              On the Closing Date, a deposit
                                  of approximately $181,650,967
                                  (the "Pre-Funding Amount") will be
                                  made to an account (the "Pre-Funding
                                  Account"). During the period from the
                                  Closing Date to September, 29 2006
                                  (the "Pre-Funding Period"), the
                                  Pre-Funding Amount will be used to
                                  purchase Subsequent Mortgage Loans
                                  having similar characteristics as the
                                  Initial Mortgage Loans.

DENOMINATIONS:                    The Offered Certificates are issuable
                                  in minimum denominations of an
                                  original amount of $25,000 and
                                  multiples of $1,000 in excess
                                  thereof.

RECORD DATE:                      For each class of Adjustable Rate
                                  Certificates and any Distribution Date, the business day preceding the applicable
                                  Distribution Date, so long as such
                                  certificates are in book-entry form;
                                  otherwise the Record Date shall be the
                                  business day of the month immediately
                                  preceding the applicable Distribution Date.
                                  For the Class III-X and Class V-X
                                  Certificates the last day of the calendar month prior to the month of such Distribution Date.

DELAY DAYS:                       0 (zero) days for the Adjustable Rate
                                  Certificates. 24 days for the Class III-X and Class V-X Certificates.

DETERMINATION DATE:               With respect to any
                                  Distribution Date and the mortgage
                                  loans, the 15th day of the calendar
                                  month in which such Distribution Date
                                  occurs or, if such day is not a
                                  business day, the business day
                                  immediately preceding such 15th day.

LIBOR DETERMINATION DATE:         With respect to each class of Adjustable Rate
                                  Certificates and any Distribution
                                  Date, the second LIBOR Business Day
                                  preceding the commencement of the
                                  related Interest Accrual Period.
                                  LIBOR Business Day means a day on
                                  which banks are open for dealing in
                                  foreign currency and exchange in
                                  London and New York City.

MTA DETERMINATION DATE:           With respect to the Variable Certificates
                                  and any Distribution Date, the One-Year MTA rate in effect as of the 15th day of the month immediately preceding the commencement of the related Interest Accrual Period.





                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR4
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR4
Computational Materials (Page 15)
-------------------------------------------------------------------------------


INTEREST ACCRUAL PERIOD:          For each class of Adjustable Rate
                                  Certificates and any Distribution Date, the Interest Accrual Period is the period commencing on the Distribution Date of the month immediately preceding the month in which such Distribution Date occurs or, in the case of the first period, commencing on the Closing Date, and ending on the day preceding such Distribution Date. All distributions of interest on the Adjustable
                                  Rate Certificates will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period. The
                                  Adjustable Rate Certificates will initially settle flat (no accrued interest).

                                  For the Class III-X and Class V-X
                                  Certificates and any Distribution
                                  Date, the Interest Accrual Period is
                                  the calendar month prior to the month
                                  of such Distribution Date. All
                                  distributions of interest will be
                                  based on a 360-day year and 30 days
                                  in the applicable Interest Accrual
                                  Period. The Variable Certificates and
                                  Class V-X Certificates will settle
                                  with accrued interest.

PREPAYMENT PERIOD:                The Prepayment  Period with respect to
                                  any Distribution Date is the calendar month prior to the month in which such Distribution
                                  Date occurs.

SERVICING FEE:                    With respect to each mortgage
                                  loan, a fee that accrues at the
                                  Servicing Fee Rate on the same
                                  principal balance on which the
                                  interest on the mortgage loan accrues
                                  for the calendar month. The Servicing
                                  Fee Rate for each mortgage loans is
                                  0.375% per annum.

ADVANCING OBLIGATION:             The Servicer is obligated
                                  to advance for delinquent mortgagor
                                  payments through the date of
                                  liquidation of the property to the
                                  extent they are deemed recoverable.
                                  The Master Servicer will backstop the
                                  advancing obligations of the
                                  Servicer.

COMPENSATING INTEREST:            The Servicer is required to
                                  pay Compensating Interest up to the
                                  amount of the Servicing Fee to cover
                                  prepayment interest shortfalls
                                  ("Prepayment Interest Shortfalls")
                                  due to partial and/or full
                                  prepayments on the mortgage loans.

STEP-UP COUPON:                   If the Optional Termination
                                  is not exercised on the first
                                  Distribution Date following the
                                  Distribution Date on which it could
                                  have been exercised, the margin on
                                  the Senior Adjustable Rate
                                  Certificates will increase to 2.0
                                  times their related initial margins
                                  and the margins on each of the Class
                                  B Certificates will increase to 1.5
                                  times their related initial margins.

CREDIT ENHANCEMENT:               1. Excess Spread
                                  2. Overcollateralization
                                  3. Subordination
                                  4. Corridor Cap Agreement (for the
                                  Adjustable Rate Certificates)

DUE PERIOD:                       With respect to any
                                  Distribution Date, the period
                                  commencing on the second business day
                                  of the month immediately preceding
                                  the month in which such Distribution
                                  Date occurs and ending on the first
                                  day of the month in which such
                                  Distribution Date occurs.

INTEREST REMITTANCE AMOUNT:       With respect to
                                  any Distribution Date and any loan
                                  group, that portion of the available
                                  distribution amount for that
                                  Distribution Date that represents
                                  interest received or advanced on the
                                  mortgage loans, including amounts
                                  received from the interest coverage
                                  account relating to the pre-funding
                                  feature (net of aggregate Servicing
                                  Fee).




                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR4
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR4
Computational Materials (Page 16)
-------------------------------------------------------------------------------


OVERCOLLATERALIZATION AMOUNT:     The  Overcollateralization  Amount with
                                  respect to any Distribution Date is the excess, if any, of (i) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period
                                  (after giving effect to scheduled payments of principal due during the related Due
                                  Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
                                  Period, and after reduction for Realized
                                  Losses incurred during the related Due
                                  Period), plus amounts on deposit in the
                                  pre-funding account over (ii) the aggregate
                                  Certificate Principal Balance of the Class A
                                  Certificates and Class B Certificates, after taking into account the distributions of principal to be made on such Distribution
                                  Date.

OVERCOLLATERALIZATION             With respect to any  Distribution  Date,
TARGET AMOUNT:                    (i) prior to the Stepdown Date, an amount
                                  equal to approximately 1.10% of the aggregate principal balance of the mortgage loans as of the Cut-off Date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) (1) prior to the Distribution Date in June 2012,
                                  2.750% of the then current aggregate
                                  outstanding principal balance of the
                                  mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) , plus amounts on deposit in the pre-funding account and (2) on or after the Distribution
                                  Date in June 2012, 2.200% of the then
                                  current aggregate outstanding principal
                                  balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (y) 0.50% of the aggregate principal balance of the mortgage loans as of the Cut-Off Date
                                  (approximately $7,911,722 ) , plus amounts on deposit in the pre-funding account or
                                  (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. The
                                  Overcollateralization Target Amount for the
                                  Offered Certificates is expected to be fully funded on the Closing Date.

OVERCOLLATERALIZATION             With respect to any  Distribution  Date,
INCREASE AMOUNT:                  an amount equal to the lesser of (i)
                                  available excess cashflow from the mortgage loans available for payment of
                                  Overcollateralization Increase Amount and
                                  (ii) the excess, if any, of (x) the
                                  Overcollateralization Target Amount for that
                                  Distribution Date over (y) the
                                  Overcollateralization Amount for such
                                  Distribution Date.

OVERCOLLATERALIZATION             With respect to any Distribution Date for
RELEASE AMOUNT:                   which the Excess  Overcollateralization
                                  Amount is, or would be, after taking into account all other distributions to be made on that Distribution Date, greater than zero, an amount equal to the lesser of (i) the Excess
                                  Overcollateralization Amount for that
                                  Distribution Date and (ii) principal
                                  collected on the mortgage loans for that Distribution Date.

EXCESS OVERCOLLATERALIZATION      With respect to any Distribution Date, the
AMOUNT:                           excess, if any, of the  Overcollateralization
                                  Amount over the Overcollateralization Target
                                  Amount.




                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR4
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR4
Computational Materials (Page 17)
-------------------------------------------------------------------------------
STEPDOWN DATE:                    The earlier to occur of (i) the  Distribution
                                  Date on which the aggregate Certificate
                                  Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in June 2009 and (y) the first Distribution
                                  Date for which the aggregate Certificate
                                  Principal Balance of the Subordinate
                                  Certificates plus the related
                                  Overcollateralization Amount divided by the sum of the aggregate Outstanding Principal
                                  Balance of the mortgage loans, plus amounts on deposit in the pre-funding account is greater than or equal (i) prior to the Distribution Date in June 2012, 23.750% and
                                  (ii) on or after the Distribution Date in June 2012, 19.000%.

CREDIT ENHANCEMENT PERCENTAGE:    The Credit Enhancement  Percentage for any
                                  Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate
                                  Principal Balance of the Subordinate
                                  Certificates (including the
                                  Overcollateralization Amount) thereto by (y) the aggregate principal balance of the mortgage loans, calculated after taking into account distributions of principal on the mortgage loans and distribution of the Principal Distribution Amounts to the holders of the certificates then entitled to distributions of principal on such
                                  Distribution Date.

TRIGGER EVENT:                    If either the Delinquency Test or the
                                  Cumulative Loss Test is violated.

DELINQUENCY TEST:                 The Delinquency Test is violated with respect
                                  to any Distribution Date on or after the Stepdown Date if: (i) the three month rolling average of the sum of the Scheduled
                                  Principal Balances of the mortgage loans that are 61 days or more delinquent or are in bankruptcy or foreclosure or are REO properties as a percentage of the Scheduled
                                  Principal Balances of all of the mortgage loans, plus amounts on deposit in the pre-funding account as of the last day of the related due period, exceeds (i) on or prior to the distribution date in July 2012
                                  29.47% and (ii) after the distribution in July 2012, 36.84% of the Credit Enhancement
                                  Percentage.

CUMULATIVE LOSS TEST:             The Cumulative Loss Test
                                  is violated on any Distribution Date
                                  if the aggregate amount of Realized
                                  Losses incurred since the Cut-off
                                  Date through the last day of the
                                  related Due Period divided by the
                                  aggregate principal balance of the
                                  Mortgage Loans as of the Cut-off
                                  Date, plus amounts on deposit in the
                                  pre-funding account exceeds the
                                  applicable percentages set forth
                                  below with respect to such
                                  Distribution Date:

                                  DISTRIBUTION DATE OCCURRING IN                           PERCENTAGE
                                  --------------------------------------------------------------------
                                  July 2008 through  June 2009                             0.20%
                                  July 2009 through  June 2010                             0.45%
                                  July 2010 through  June 2011                             0.75%
                                  July 2011 through  June 2012                             1.10%
                                  July 2012 through  June 2013                             1.50%
                                  July 2013 and thereafter                                 1.65%





                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR4
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR4
Computational Materials (Page 18)
-------------------------------------------------------------------------------
REALIZED LOSSES:                  Any Realized Losses on the mortgage loans
                                  will be allocated on any Distribution Date, first, to Net Monthly Excess Cashflow, second, in reduction of the related
                                  Overcollateralization Amount, third, to the
                                  Class B-7 Certificates until their
                                  Certificate Principal Balance is reduced to zero, fourth, to the Class B-6 Certificates until their Certificate Principal Balance is reduced to zero, fifth, to the Class B-5
                                  Certificates until their Certificate
                                  Principal Balance is reduced to zero, sixth, to the Class B-4 Certificates until their Certificate Principal Balance is reduced to zero, and seventh, to the Class B-3
                                  Certificates until their Certificate
                                  Principal Balance is reduced to zero, and eighth, to the Class B-2 Certificates until their Certificate Principal Balance is reduced to zero and ninth, to the Class B-1
                                  Certificates until their Certificate
                                  Principal Balance is reduced to zero.
                                  Thereafter, Realized Losses on the Group 1 mortgage loans will be allocated to the Class I-A Certificates. Realized Losses on the Group 2 mortgage loans will be allocated, first, to the Class II-A-3, until zero; Second, to the Class II-A-2, until zero and then to the Class II-A-1
                                  Certificates. Realized Losses on the Group 3 mortgage loans will be allocated, first, to the Class III-A-3 Certificates, until zero, second, to the Class III-A-2 Certificates, until zero, and finally, to the Class
                                  III-A-1 Certificates. Realized Losses on the
                                  Group 4 mortgage loans will be allocated, first, to the Class IV-A-3 Certificates, until zero, second, to the Class IV-A-2
                                  Certificates, until zero, and finally, to the Class IV-A-1 Certificates. Realized
                                  Losses on the Group 5 mortgage loans will be allocated, first, to the Class V-A-3
                                  Certificates, until zero, second, to the Class V-A-2 Certificates, until zero, and finally, to the Class V-A-1 Certificates.

                                  Once Realized Losses have been
                                  allocated to the Class A Certificates
                                  or the Subordinate Certificates, such
                                  amounts with respect to such
                                  certificates will no longer accrue
                                  interest; however, such amounts may
                                  be paid thereafter to the extent of
                                  funds available from Net Monthly
                                  Excess Cashflow.

AVAILABLE FUNDS:                  For any  Distribution  Date,  the sum of (a)
                                  the Interest  Remittance  Amount and (b)the
                                  Principal Distribution Amount.

AVAILABLE FUNDS RATE CAP:         For any Distribution Date, the product of (a)
                                  Available Funds for such Distribution Date and (b) a fraction, the numerator of which is 12, and the denominator of which is the aggregate stated principal balance of the mortgage loans as of the Due Date in the prior calendar month (after giving effect to principal payments received in the
                                  Prepayment Period related to the prior
                                  Distribution Date).





                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR4
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR4
Computational Materials (Page 19)
-------------------------------------------------------------------------------
NET RATE CAP:                     With respect to any Distribution Date and
                                  the Adjustable Rate Certificates, other than the Class III-A-1, Class III-A-2, Class
                                  III-A-3, Class V-A-1, Class V-A-2 and Class
                                  V-A-3 Certificates, the lesser of (i) the weighted average Net Rate on the mortgage loans as of the Due Date prior to the calendar month (after giving effect to principal prepayments received in the Prepayment
                                  Period related to the prior Due Date) and
                                  (ii) the Available Funds Rate Cap.

                                  With respect to any Distribution Date
                                  and the Class III-A-1, Class III-A-2
                                  and Class III-A-3, the excess of (1)
                                  the lesser of (i) the weighted
                                  average Net Rate on the mortgage
                                  loans as of the Due Date prior to the
                                  calendar month (after giving effect
                                  to principal prepayments received in
                                  the Prepayment Period related to the
                                  prior Due Date) and (ii) the
                                  Available Funds Rate Cap over (2)
                                  1.00%.

                                  With respect to any Distribution Date
                                  and the Class V-A-1, Class V-A-2 and
                                  Class V-A-3, the excess of (1) the
                                  lesser of (i) the weighted average
                                  Net Rate on the mortgage loans as of
                                  the Due Date prior to the calendar
                                  month (after giving effect to
                                  principal prepayments received in the
                                  Prepayment Period related to the
                                  prior Due Date) and (ii) the
                                  Available Funds Rate Cap over (2)
                                  0.80%.

PASS-THROUGH RATES:               With respect to the Adjustable
                                  Rate Certificates and any
                                  Distribution Date, the Pass-Through
                                  Rate will be the lesser of (x) the
                                  London interbank offered rate for one
                                  month United States dollar deposits,
                                  which we refer to as One-Month LIBOR
                                  plus the related Margin, and (y) the
                                  applicable Net Rate Cap, adjusted to
                                  an effective rate reflecting the
                                  accrual of interest on an actual/360
                                  basis.

INTEREST CARRY FORWARD AMOUNT:    As of any Distribution Date, generally equal
                                  to the sum of (i) the excess of (a) the
                                  Current Interest for such Class with
                                  respect to prior Distribution Dates
                                  over (b) the amount actually
                                  distributed to such Class of
                                  Certificates with respect to interest
                                  on or after such prior Distribution
                                  Dates and (ii) interest thereon at
                                  the applicable pass-through rate.

INTEREST DISTRIBUTION AMOUNT:     The  Interest  Distribution  Amount  for the
                                  Offered Certificates of any class on any Distribution Date is equal to interest accrued during the related Interest Accrual
                                  Period on the Certificate Principal Balance of that class immediately prior to the Distribution Date at the Pass-Through Rate for that class, in each case, reduced by any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest and any shortfalls resulting from the application of the Relief Act.

SENIOR INTEREST DISTRIBUTION      The Senior Interest Distribution Amount for
AMOUNT:                           any Distribution Date and the Class A
                                  Certificates is equal to the Interest
                                  Distribution Amount for such Distribution
                                  Date for the related Class A Certificates and the Interest Carry Forward Amount, if any, for that Distribution Date for the Class A Certificates.

BASIS RISK SHORTFALL CARRYOVER    With respect to any Distribution Date, and
AMOUNT:                           the Adjustable Rate Certificates,  the excess
                                  of (i) the amount of interest such class would have accrued on such Distribution Date had the applicable Pass-Through Rate not been subject to the related Net Rate Cap, over
                                  (ii) the amount of interest such class of Certificates received on such Distribution
                                  Date if the Pass-Through Rate is limited to the related Net Rate Cap, together with the unpaid portion of any such amounts from prior Distribution Dates (and accrued interest thereon at the then applicable
                                  Pass-Through Rate, without giving effect to the related Net Rate Cap). The ratings on each class of certificates do not address the likelihood of the payment of any Basis
                                  Risk Shortfall Carryover Amount.



                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR4
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR4
Computational Materials (Page 20)
-------------------------------------------------------------------------------
BASIS RISK SHORTFALL:              Because each mortgage loan has a mortgage
                                   rate that is adjustable, and the majority of the adjustable-rate mortgage loans will adjust based on One-Year MTA after an initial fixed-rate period of one or three months following the date of origination, and the Pass-Through Rates on the Offered
                                   Certificates are based on One-Month LIBOR, the application of the Net Rate Cap could result in shortfalls of interest otherwise payable on those certificates in certain periods (such shortfalls, "Basis Risk
                                   Shortfalls"). If Basis Risk Shortfalls
                                   occur, then in the case of the Adjustable
                                   Rate Certificates but not the Variable Rate
                                   Certificates, they will be carried forward as Basis Risk Shortfall Carryover Amounts and paid from Net Monthly Excess Cashflow to the extent available on a subordinated basis on the same Distribution Date or in any subsequent Distribution Date.





                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR4
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR4
Computational Materials (Page 21)
-------------------------------------------------------------------------------
AVAILABLE FUNDS PRIORITY:         On  each  Distribution  Date,  the  Available
                                  Funds  will  be  distributed  in the
                                  following order of priority:

                                  1.       concurrently, to the holders of the
                                           Class A, Class III-X, and Class V-X
                                           Certificates, pro rata, based on
                                           the amount of interest payable to
                                           such classes of certificates, the
                                           Senior Interest Distribution Amount
                                           allocable to such certificates;

                                  2.       sequentially, to the holders of the
                                           Class B Certificates, the Interest
                                           Distribution Amount for such
                                           certificates; For each Distribution
                                           Date (a) prior to the Stepdown Date
                                           or (b) on which a Trigger Event is
                                           in effect, an amount up to the
                                           Principal Distribution Amounts for
                                           such Distribution Date shall be
                                           distributed as follows:

                                           (i)   concurrently, to the Class A
                                                 Certificates, pro rata, until
                                                 the Certificate Principal
                                                 Balance of each such class
                                                 has been reduced to zero;

                                           (ii)  sequentially, to the Class B
                                                 Certificates, in that order,
                                                 until their respective
                                                 Certificate Principal Balance
                                                 has been reduced to zero; and

                                            (B) On each Distribution Date (a)
                                            on or after the Stepdown Date
                                            and (b) on which a Trigger
                                            Event is not in effect,
                                            sequentially:

                                            (i)  in an amount up to the
                                                 Senior Principal
                                                 Distribution Amount,
                                                 concurrently to the Class A
                                                 Certificates, pro rata,
                                                 based on their respective
                                                 Certificate Principal
                                                 Balance immediately prior
                                                 to such Distribution Date,
                                                 until their respective
                                                 Certificate Principal
                                                 Balance has been reduced to
                                                 zero; and

                                            (ii) sequentially to the Class B
                                                 Certificates, in that
                                                 order, in each case in an
                                                 amount up to the applicable
                                                 Class Principal
                                                 Distribution Amount for
                                                 each such Class, until
                                                 their respective
                                                 Certificate Principal
                                                 Balance has been reduced to
                                                 zero;

                                  3.       concurrently, to the Class A
                                           Certificates, pro rata, based on
                                           the Realized Loss amounts allocated
                                           to such class, except that, (i)
                                           with respect to the group 1, any
                                           allocable Realized Loss amounts
                                           will be allocated to the Class I-A
                                           Certificates, (ii) with respect to
                                           the group 2, any Realized Loss
                                           amounts allocable to the Class II-A
                                           Certificates will be allocated
                                           sequentially, to the Class II-A-3,
                                           Class II-A-2 and Class II-A-1, in
                                           that order, based on the Realized
                                           Loss amounts allocated to such
                                           classes; (iii) with respect to the
                                           group 3, any Realized Loss amounts
                                           allocable to the Class III-A
                                           Certificates will be allocated
                                           sequentially, to the Class III-A-3,
                                           Class III-A-2 and Class III-A-1, in
                                           that order, based on the Realized
                                           Loss amounts allocated to such
                                           classes; (iv) with respect to the
                                           group 4, any Realized Loss amounts
                                           allocable to the Class IV-A
                                           Certificates will be allocated
                                           sequentially, to the Class IV-A-3,
                                           Class IV-A-2 and Class IV-A-1, in
                                           that order, based on the Realized
                                           Loss amounts allocated to such
                                           classes and (v) with respect to the
                                           group 5, any Realized Loss amounts
                                           allocable to the Class V-A
                                           Certificates will be allocated
                                           sequentially, to the Class V-A-3,
                                           Class V-A-2 and Class V-A-1, in
                                           that order, based on the Realized
                                           Loss amounts allocated to such
                                           classes.





                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR4
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR4
Computational Materials (Page 22)
-------------------------------------------------------------------------------
                                  4.       sequentially, to the Class B
                                           Certificates, in that order, in
                                           each case in an amount equal to any
                                           Realized Loss amounts allocated to
                                           such classes;

                                  5.       to each Class of Adjustable Rate
                                           Certificates to pay Basis Risk
                                           Carryover Amounts, sequentially,
                                           (a) concurrently, to the Senior
                                           Adjustable Rate Certificates, pro
                                           rata based on the amount of Basis
                                           Risk Carryover Amounts, and (b)
                                           sequentially, to the Class B
                                           Certificates, in that order, in
                                           each case in an amount equal to any
                                           Basis Risk Carryover Amounts; and

                                  6.       to the holders of the Class A,
                                           Class B and Class V-X Certificates,
                                           in an amount equal to such
                                           certificates' allocated share of
                                           any Prepayment Interest Shortfalls
                                           and any shortfalls resulting from
                                           the application of the Relief Act,
                                           in each case, without interest
                                           accrued thereon;

                                  7.       To the holders of the Class B-IO
                                           Certificates, as provided in the
                                           pooling and servicing agreement.

PRINCIPAL DISTRIBUTION            The Principal  Distribution  Amount for
AMOUNT:                           any Distribution Date will be the sum of (i)
                                  the principal  portion of all scheduled
                                  monthly payments on the mortgage loans due during the related Due Period, whether or not received on or prior to the related
                                  Determination Date; (ii) the principal
                                  portion of all proceeds received in respect of the repurchase of a mortgage loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing
                                  Agreement during the related Prepayment
                                  Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment
                                  Period, to the extent applied as recoveries of principal on the Mortgage Loans, (iv) a percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date, and (v) amounts transferred from the Pre-Funding Account following the end of the pre-funding period
                                  MINUS (vi) a percentage of the amount of any Overcollateralization Release Amount for such Distribution Date allocated to the Principal Distribution Amount based on the amount of principal for such Distribution
                                  Date.

CLASS A PRINCIPAL DISTRIBUTION    For any Distribution  Date on or after the
AMOUNT:                           Stepdown Date on which a Trigger Event is not
                                  in  effect,  an amount  equal to the excess
                                  (if any) of (x) the aggregate Certificate
                                  Principal Balance of the Class A
                                  Certificates immediately prior to such
                                  Distribution Date over (y) the excess of (a) the aggregate scheduled principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related
                                  Prepayment Period) over (b) the aggregate scheduled principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment
                                  Period) multiplied by (i) prior to the
                                  distribution date in June 2012, 23.750% and
                                  (ii) on or after the distribution date in June 2012, 19.000%.





                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR4
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR4
Computational Materials (Page 23)
-------------------------------------------------------------------------------
CLASS B-1 PRINCIPAL DISTRIBUTION  For any Distribution  Date on or after the
AMOUNT: Stepdown Date on which a Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the Certificate Principal
                                  Balance of the Class B-1 Certificates
                                  immediately prior to such Distribution Date over (y) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) over (b) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amounts for such Distribution
                                  Date) and (2) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in June 2012, 16.375% and (ii) on or after the distribution date in June 2012, 13.100%.

CLASS B-2 PRINCIPAL DISTRIBUTION  For any Distribution  Date on or after the
AMOUNT: Stepdown Date on which a Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the Certificate Principal
                                  Balance of the Class B-2 Certificates
                                  immediately prior to such Distribution Date over (y) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) over (b) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amounts for such Distribution
                                  Date), (2) the aggregate Certificate
                                  Principal Balance of the Class B-1
                                  Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amounts for such Distribution
                                  Date) and (3) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in June 2012, 12.250% and (ii) on or after the distribution date in June 2012, 9.800%.

CLASS B-3 PRINCIPAL DISTRIBUTION  For any Distribution  Date on or after the
AMOUNT: Stepdown Date on which a Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the Certificate Principal
                                  Balance of the Class B-3 Certificates
                                  immediately prior to such Distribution Date over (y) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) over (b) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amounts for such Distribution
                                  Date), (2) the aggregate Certificate
                                  Principal Balance of the Class B-1
                                  Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amounts for such Distribution
                                  Date), (3) the aggregate Certificate
                                  Principal Balance of the Class B-2
                                  Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amounts for such Distribution
                                  Date) and (4) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in June 2012, 10.875% and (ii) on or after the distribution date in June 2012, 8.700%.





                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR4
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR4
Computational Materials (Page 24)
-------------------------------------------------------------------------------
CLASS B-4 PRINCIPAL DISTRIBUTION  For any Distribution  Date on or
AMOUNT:                           after the Stepdown Date on which a
                                  Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the Certificate PrincipalBalance of the Class
                                  B-4 Certificates immediately prior to such Distribution Date over (y) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) over (b) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amounts for such Distribution Date), (2) the aggregate Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amounts for such Distribution
                                  Date) (3) the aggregate Certificate
                                  Principal Balance of the Class B-2
                                  Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amounts for such Distribution
                                  Date), (4) the aggregate Certificate
                                  Principal Balance of the Class B-3
                                  Certificates (after taking into account the payment of the Class B-3 Principal Distribution Amounts for such Distribution
                                  Date), and (5) the aggregate stated
                                  principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in June 2012, 8.000% and
                                  (ii) on or after the distribution date in June 2012, 6.400%.

CLASS B-5 PRINCIPAL DISTRIBUTION  For any  Distribution  Date on or after
AMOUNT: the Stepdown Date on which a Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the Certificate Principal Balance of the Class B-5 Certificates immediately prior to such Distribution Date over (y) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) over (b) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amounts for such Distribution Date), (2) the aggregate Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amounts for such Distribution
                                  Date) (3) the aggregate Certificate
                                  Principal Balance of the Class B-2
                                  Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amounts for such Distribution
                                  Date), (4) the aggregate Certificate
                                  Principal Balance of the Class B-3
                                  Certificates (after taking into account the payment of the Class B-3 Principal Distribution Amounts for such Distribution
                                  Date), (5) the aggregate Certificate
                                  Principal Balance of the Class B-4
                                  Certificates (after taking into account the payment of the Class B-4 Principal Distribution Amounts for such Distribution
                                  Date) and (6) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in June 2012, 6.750% and (ii) on or after the distribution date in June 2012, 5.400%.





                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR4
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR4
Computational Materials (Page 25)
-------------------------------------------------------------------------------
CLASS B-6 PRINCIPAL DISTRIBUTION  For any  Distribution  Date on or after the
AMOUNT: Stepdown Date on which a Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the Certificate Principal Balance of the Class B-6 Certificates immediately prior to such Distribution Date over (y) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) over (b) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amounts for such Distribution
                                  Date), (2) the aggregate Certificate
                                  Principal Balance of the Class B-1
                                  Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amounts for such Distribution
                                  Date) (3) the aggregate Certificate
                                  Principal Balance of the Class B-2
                                  Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amounts for such Distribution
                                  Date), (4) the aggregate Certificate
                                  Principal Balance of the Class B-3
                                  Certificates (after taking into account the payment of the Class B-3 Principal Distribution Amounts for such Distribution
                                  Date), the aggregate Certificate Principal
                                  Balance of the Class B-4 Certificates (after taking into account the payment of the Class B-4 Principal Distribution Amounts for such Distribution Date) and (5) the aggregate Certificate Principal Balance of the Class B-5 Certificates (after taking into account the payment of the Class B-5 Principal Distribution Amounts for such Distribution
                                  Date) and (6) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in June 2012, 5.500% and (ii) on or after the distribution date in June 2012, 4.400%.

CLASS B-7 PRINCIPAL DISTRIBUTION  For any  Distribution  Date on or after the
AMOUNT: Stepdown Date on which a Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the Certificate Principal Balance of the Class B-7 Certificates immediately prior to such Distribution Date over (y) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) over (b) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amounts for such Distribution
                                  Date), (2) the aggregate Certificate
                                  Principal Balance of the Class B-1
                                  Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amounts for such Distribution
                                  Date) (3) the aggregate Certificate
                                  Principal Balance of the Class B-2
                                  Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amounts for such Distribution
                                  Date), (4) the aggregate Certificate
                                  Principal Balance of the Class B-3
                                  Certificates (after taking into account the payment of the Class B-3 Principal Distribution Amounts for such Distribution
                                  Date), the aggregate Certificate Principal
                                  Balance of the Class B-4 Certificates (after taking into account the payment of the Class B-4 Principal Distribution Amounts for such Distribution Date), (5) the aggregate Certificate Principal Balance of the Class B-5 Certificates (after taking into account the payment of the Class B-5 Principal Distribution Amounts for such Distribution
                                  Date), (6) the aggregate Certificate
                                  Principal Balance of the Class B-6
                                  Certificates (after taking into account the payment of the Class B-6 Principal Distribution Amounts for such Distribution
                                  Date) and (7) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in June 2012, 4.000% and (ii) on or after the distribution date in June 2012, 3.200%.





                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR4
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR4
Computational Materials (Page 26)
-------------------------------------------------------------------------------
CLASS B-8 PRINCIPAL DISTRIBUTION  For any  Distribution  Date on or after the
AMOUNT: Stepdown Date on which a Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the Certificate Principal Balance of the Class B-8 Certificates immediately prior to such Distribution Date over (y) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) over (b) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amounts for such Distribution
                                  Date), (2) the aggregate Certificate
                                  Principal Balance of the Class B-1
                                  Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amounts for such Distribution
                                  Date) (3) the aggregate Certificate
                                  Principal Balance of the Class B-2
                                  Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amounts for such Distribution
                                  Date), (4) the aggregate Certificate
                                  Principal Balance of the Class B-3
                                  Certificates (after taking into account the payment of the Class B-3 Principal Distribution Amounts for such Distribution
                                  Date), the aggregate Certificate Principal
                                  Balance of the Class B-4 Certificates (after taking into account the payment of the Class B-4 Principal Distribution Amounts for such Distribution Date), (5) the aggregate Certificate Principal Balance of the Class B-5 Certificates (after taking into account the payment of the Class B-5 Principal Distribution Amounts for such Distribution
                                  Date), (6) the aggregate Certificate
                                  Principal Balance of the Class B-6
                                  Certificates (after taking into account the payment of the Class B-6 Principal Distribution Amounts for such Distribution
                                  Date) (7) the aggregate Certificate
                                  Principal Balance of the Class B-7
                                  Certificates (after taking into account the payment of the Class B-7 Principal Distribution Amounts for such Distribution
                                  Date) and (8) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in June 2012, 2.750% and (ii) on or after the distribution date in June 2012, 2.200%.

YIELD MAINTENANCE PROVIDER:       An entity rated AAA/Aaa by S&P and Moody's
                                  (which may include an affiliate of the
                                  Depositor and/or Underwriter).






                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR4
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR4
Computational Materials (Page 27)
-------------------------------------------------------------------------------
CORRIDOR CAP AGREEMENTS:          The holders of the Class I-A, collectively,
                                  Class II-A-1, Class II-A-2 and Class II-A-3, collectively, Class III-A-1, Class III-A-2 and Class III-A-3, collectively, Class
                                  IV-A-1, Class IV-A-2 and Class IV-A-3
                                  Certificates, collectively, Class V-A-1,
                                  Class V-A-2 and Class V-A-3, collectively, and each of the Class B Certificates will each benefit from interest rate cap payments from the Yield Maintenance Provider pursuant to a corridor cap agreement (the "Corridor
                                  Cap Agreements") purchased with respect to the such Certificates. The Corridor Cap
                                  Agreement is intended to partially mitigate the interest rate risk that could result from the difference between the related Note
                                  Interest Rate on the related Certificates and the Net Rate Cap with respect to the mortgage loans.

                                  On each Distribution Date,
                                  payments under the Corridor Cap
                                  Agreements will be an amount equal
                                  to the product of (i) the excess of
                                  the minimum of (1) the then current
                                  1-Month LIBOR and (2) 10.50% for
                                  such Distribution Date over the
                                  strike rate, (ii) the lesser of (a)
                                  the Certificate Principal Balance
                                  of the respective class for such
                                  Distribution Date and (b) the
                                  related notional balance based on a
                                  certain prepayment speed for such
                                  loans on such Distribution Date as
                                  set forth in Exhibit I, and (iii)
                                  the actual number of days in the
                                  corresponding accrual period
                                  divided by 360.

                                  On each Distribution Date, amounts
                                  received under each Corridor Cap
                                  Agreement with respect to such
                                  Distribution Date will be allocated
                                  in the following order of priority:

                                     1.   first, from payments from
                                          the related Corridor Cap
                                          Agreement, (i) to the
                                          holders of the related
                                          Class A Certificates, pro
                                          rata, and (ii) to the
                                          holders of the Class B-1,
                                          Class B-2, Class B-3,
                                          Class B-4, Class B-5,
                                          Class B-6, Class B-7 and
                                          Class B-8 Certificates, in
                                          that order, the payment of
                                          any related Basis Risk
                                          Carryforward Amounts for
                                          such Distribution Dates,
                                          to the extent not covered
                                          by Available Funds as
                                          described above.

                                     2.   second, from any remaining
                                          amounts from payments on
                                          the related Corridor Cap
                                          Agreement, (i) to the
                                          holders of the related
                                          Class A Certificates, pro
                                          rata, and (ii) to the
                                          holders of the Class B-1,
                                          Class B-2, Class B-3,
                                          Class B-4, Class B-5,
                                          Class B-6, Class B-7 and
                                          Class B-8 Certificates, in
                                          that order, the payment of
                                          any Interest Distribution
                                          Amount and Interest
                                          Carryforward Amount for
                                          each such class to the
                                          extent not covered by
                                          Available Funds on such
                                          Distribution Date.

                                     3.   third, from any excess
                                          amounts available from the
                                          related Corridor Cap
                                          Agreement relating to the
                                          (i) to the holders of the
                                          related Class A
                                          Certificates, pro rata,
                                          and (ii) the Class B-1,
                                          Class B-2, Class B-3,
                                          Class B-4, Class B-5,
                                          Class B-6, Class B-7 and
                                          Class B-8 Certificates, in
                                          that order, to the extent
                                          not paid pursuant to
                                          clauses first and second
                                          above; and

                                      4.  fourth, from any remaining
                                          amounts, to the holder of
                                          the Class B-IO
                                          Certificates.






                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR4
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR4
Computational Materials (Page 28)
-------------------------------------------------------------------------------
SUPPLEMENTAL CARRYOVER RESERVE    On the Closing Date, the Depositor will
FUND:                             establish a Supplemental Carryover
                                  Reserve Fund. For the first Distribution Date and for the Senior Adjustable Rate
                                  Certificates, amounts in the Supplemental
                                  Carryover Reserve Fund will be used to cover any Carryover Shortfall Amounts allocable to the Senior Adjustable Rate Certificates for the first interest accrual period. The reserve fund will be replenished from the Carryover Shortfall Reserve Fund on future
                                  Distribution Dates and released to the
                                  Depositor, or its designee.

CERTIFICATE PRINCIPAL BALANCE:    With respect to any Certificate as of any
                                  distribution date will equal such
                                  Certificate's initial principal amount on the Closing Date, plus any related Net Deferred
                                  Interest allocated thereto on such
                                  distribution date and on any previous
                                  distribution date on account of any negative amortization on the mortgage loans, plus any Subsequent Recoveries added to the
                                  Certificate Principal Balance of such
                                  Certificate, and as reduced by (1) all
                                  amounts allocable to principal previously distributed with respect to such
                                  Certificate, and (2) any Applied Realized
                                  Loss Amounts allocated to such class on
                                  previous distribution dates.

NET DEFERRED INTEREST:            With respect to any Certificate as of any
                                  distribution date will be an amount equal to the product of (1) the difference, if any between (a) the lesser of (i) the related
                                  Pass-Through Rate for such Class, without regard to the Net Rate Cap on such distribution date and (ii) the weighted average of the Net Rate on the mortgage loans and (b) the Adjusted Rate Cap for such distribution date, (2) the Certificate
                                  Principal Balance of the Certificate
                                  immediately prior to such distribution date, and (3) the actual number of days in such Interest Accrual Period divided by 360.

ADJUSTED RATE CAP:                A fraction, expressed as
                                  a percentage, the numerator of
                                  which is the sum of amount of
                                  scheduled net Monthly Payments
                                  during the related Due Period and
                                  any additional collections during
                                  the related Prepayment Period, and
                                  the denominator of which is the
                                  outstanding aggregate principal
                                  balance of the Mortgage Loans as of
                                  the end of the related Due Period,
                                  multiplied by 12.

STATIC POOL INFORMATION:          Information concerning the sponsor's prior
                                  residential mortgage loan securitization involving alternative-a negative amortization mortgage loans secured by first lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.bearstearns.com/transactions/ sami_ii/sami2006-ar4/ On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this term sheet. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.



                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR4
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR4
Computational Materials (Page 29)
-------------------------------------------------------------------------------

                               CORRIDOR CAP TERMS






                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR4
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR4
Computational Materials (Page 30)
-------------------------------------------------------------------------------
                               CORRIDOR CAP TERMS
                               ------------------

Distribution    Class I-A    Class I-A    Class II-A   Class II-A   Class III-A   Class III-A
    Date         Notional      Strike      Notional      Strike       Notional       Strike
  25-Jul-06   314,482,000.00    100     323,447,000.00     100     358,502,000.00     100
  25-Aug-06   307,105,885.31    9.45    315,868,370.98    9.52     350,229,340.13     8.33
  25-Sep-06   300,757,010.35    9.45    309,403,323.37    9.52     342,982,337.47     8.33
  25-Oct-06   294,532,386.45    9.77    303,063,638.38    9.83     335,877,092.76     8.67
  25-Nov-06   288,429,987.18    9.46    296,845,572.60    9.52     328,908,177.93     8.33
  25-Dec-06   282,444,402.03    9.77    290,744,987.12    9.84     322,073,272.39     8.67
  25-Jan-07   276,573,231.29    9.46    284,761,515.66    9.52     315,367,743.40     8.33
  25-Feb-07   270,812,735.30    9.46    278,890,615.22    9.52     308,788,628.93     8.33
  25-Mar-07   265,154,153.90   10.47    273,122,588.87    10.54    302,332,757.44     9.43
  25-Apr-07   259,595,018.30    9.46    267,454,756.64    9.52     295,995,424.35     8.33
  25-May-07   254,134,874.56    9.78    261,883,156.86    9.84     289,767,631.78     8.67
  25-Jun-07   248,771,022.88    9.46    256,408,811.41    9.52     283,633,398.95     8.33
  25-Jul-07   243,506,046.16    9.78    251,035,795.99    9.84     277,618,887.24     8.67
  25-Aug-07   238,340,632.26    9.46    245,763,122.52    9.52     271,721,579.88     8.33
  25-Sep-07   233,272,476.27    9.46    240,593,070.96    9.52     265,938,100.93     8.33
  25-Oct-07   228,298,071.32    9.78    235,494,461.69    9.84     260,251,893.49     8.67
  25-Nov-07   223,386,710.96    9.46    230,463,983.04    9.52     254,648,480.22     8.33
  25-Dec-07   218,529,665.42    9.78    225,470,068.51    9.84     249,144,402.20     8.67
  25-Jan-08   213,724,827.38    9.46    220,494,441.46    9.52     243,708,469.44     8.33
  25-Feb-08   208,839,103.00    9.46    215,290,534.27    9.52     238,348,775.96     8.33
  25-Mar-08   203,940,925.82   10.11    210,050,186.62    10.17    233,002,149.34     9.04
  25-Apr-08   199,117,351.25    9.46    204,898,638.42    9.52     227,741,635.35     8.32
  25-May-08   194,389,270.41    9.77    199,849,018.47    9.83     222,578,783.04     8.67
  25-Jun-08   189,711,713.84    9.46    194,894,262.54    9.51     217,445,920.08     8.32
  25-Jul-08   185,122,426.32    9.77    190,034,903.89    9.83     212,417,403.97     8.67
  25-Aug-08   180,548,496.24    9.46    185,164,107.39    9.51     207,340,629.87     8.32
  25-Sep-08   176,048,982.74    9.45    180,349,866.74    9.51     202,346,039.91     8.32
  25-Oct-08   171,627,487.95    9.77    175,625,419.42    9.83     197,399,792.35     8.67
  25-Nov-08   167,237,809.29    9.45    170,921,094.09    9.51     192,539,380.54     8.32
  25-Dec-08   162,680,877.81    9.77    166,120,570.49    9.83     187,391,103.96     8.67
  25-Jan-09   158,172,176.97    9.45    161,379,014.60    9.51     182,231,091.80     8.32
  25-Feb-09   153,676,388.21    9.45    156,702,631.40    9.51     177,031,823.89     8.32
  25-Mar-09   149,220,120.82   10.47    152,124,767.46    10.53    171,904,280.93     9.42
  25-Apr-09   144,858,815.87    9.45    147,654,213.08    9.51     166,885,486.02     8.32
  25-May-09   140,589,426.88    9.77    143,287,741.13    9.83     161,979,677.01     8.67
  25-Jun-09   136,420,949.06    9.45    139,026,127.55    9.51     157,188,274.09     8.32
  25-Jul-09   132,346,601.16    9.77    134,866,866.50    9.83     152,504,453.63     8.67
  25-Aug-09   128,368,297.67    9.45    130,807,511.81    9.51     147,932,555.22     8.32
  25-Sep-09   124,485,071.94    9.45    126,845,675.60    9.51     143,469,867.23     8.32
  25-Oct-09   120,694,416.72    9.77    122,979,026.87    9.83     139,113,209.12     8.67
  25-Nov-09   116,994,621.21    9.45    119,205,290.19    9.51     134,860,846.60     8.32
  25-Dec-09   113,383,795.99    9.77    115,522,244.32    9.83     130,710,593.90     8.67
  25-Jan-10   109,859,812.96    9.45    111,927,720.96    9.51     126,660,131.66     8.32





                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR4
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR4
Computational Materials (Page 31)
-------------------------------------------------------------------------------

  25-Feb-10   106,420,594.74    9.45    108,419,603.48    9.51     122,707,073.03     8.32
  25-Mar-10   103,064,113.50   10.47    104,995,825.70    10.53    118,849,088.09     9.42
  25-Apr-10   101,251,212.42    9.45    103,146,546.63    9.51     116,765,301.55     8.32
  25-May-10   98,789,603.88     9.77    100,635,502.21    9.83     113,935,858.44     8.67
  25-Jun-10   96,387,238.24     9.45    98,184,850.30     9.51     111,174,492.39     8.32
  25-Jul-10   94,042,697.72     9.77    95,793,146.28     9.83     108,479,574.43     8.67
  25-Aug-10   91,754,598.35     9.45    93,458,979.98     9.51     105,849,514.41     8.32
  25-Sep-10   89,521,589.20     9.45    91,180,974.83     9.51     103,282,760.12     8.32
  25-Oct-10   87,342,351.50     9.77    88,957,787.08     9.83     100,777,796.35     8.67
  25-Nov-10   85,215,597.98     9.45    86,788,105.02     9.51     98,333,144.03      8.32
  25-Dec-10   83,140,072.05     9.77    84,670,648.24     9.83     95,947,359.37      8.67
  25-Jan-11   81,114,547.10     9.45    82,604,166.81     9.51     93,619,033.01      8.32
  25-Feb-11   79,137,825.77     9.45    80,587,440.65     9.51     91,346,789.21      8.32
  25-Mar-11   77,208,739.27    10.47    78,619,278.75     10.53    89,129,285.04      9.42
  25-Apr-11   75,326,146.69     9.45    76,698,518.52     9.51     86,965,209.61      8.32
  25-May-11   73,488,934.35     9.77    74,824,025.09     9.83     84,853,283.31      8.67
  25-Jun-11   71,696,015.14     9.45    72,994,690.66     9.51     82,792,257.05      8.32
  25-Jul-11   69,946,327.87     9.77    71,209,433.85     9.83     80,780,911.55      8.67
  25-Aug-11   68,238,836.69     9.45    69,467,199.08     9.51     78,818,056.61      8.32
  25-Sep-11   66,572,530.47     9.45    67,766,955.95     9.51     76,902,530.45      8.32
  25-Oct-11   64,946,422.20     9.77    66,107,698.63     9.83     75,033,199.01      8.67
  25-Nov-11   63,359,548.45     9.45    64,488,445.32     9.51     73,208,955.27      8.32
  25-Dec-11   61,810,968.75     9.77    62,908,237.62     9.83     71,428,718.67      8.67
  25-Jan-12   60,299,765.12     9.45    61,366,140.00     9.51     69,691,434.41      8.32
  25-Feb-12   58,825,041.45     9.45    59,861,239.25     9.51     67,996,072.89      8.32
  25-Mar-12   57,385,923.06    10.11    58,392,643.98     10.17    66,341,629.08      9.03
  25-Apr-12   55,981,556.14     9.45    56,959,484.05     9.51     64,727,121.93      8.32
  25-May-12   54,611,107.26     9.77    55,560,910.09     9.83     63,151,593.83      8.67
  25-Jun-12   53,273,762.89     9.45    54,196,093.00     9.51     61,614,110.03      8.32
  25-Jul-12   53,273,762.89     9.77    54,196,093.00     9.83     61,614,110.03      8.67
  25-Aug-12   53,273,762.89     9.45    54,196,093.00     9.51     61,614,110.03      8.32
  25-Sep-12   52,416,458.60     9.45    53,321,124.52     9.51     60,628,478.55      8.32
  25-Oct-12   51,131,332.45     9.77    52,009,492.39     9.83     59,150,971.63      8.67
  25-Nov-12   49,877,277.06     9.45    50,729,545.47     9.51     57,709,172.56      8.32
  25-Dec-12   48,653,546.69     9.77    49,480,523.72     9.83     56,302,224.49      8.67
  25-Jan-13   47,459,413.43     9.45    48,261,685.26     9.51     54,929,291.01      8.32
  25-Feb-13   46,294,166.76     9.45    47,072,305.91     9.51     53,589,555.72      8.32
  25-Mar-13   45,157,113.14    10.47    45,911,678.79     10.53    52,282,221.72      9.42
  25-Apr-13   44,047,575.60     9.45    44,779,113.92     9.51     51,006,511.14      8.32
  25-May-13   42,964,893.34     9.77    43,673,937.79     9.83     49,761,664.70      8.67
  25-Jun-13   41,908,421.36     9.45    42,595,492.97     9.51     48,546,941.27      8.32
  25-Jul-13   40,877,530.08     9.77    41,543,137.75     9.83     47,361,617.42      8.67
  25-Aug-13   39,871,604.95     9.45    40,516,245.75     9.51     46,204,987.03      8.32
  25-Sep-13   38,890,046.14     9.45    39,514,205.55     9.51     45,076,360.84      8.32
  25-Oct-13   37,932,268.13     9.77    38,536,420.35     9.83     43,975,066.06      8.67
  25-Nov-13   36,997,699.41     9.45    37,582,307.60     9.51     42,900,446.02      8.32
  25-Dec-13   36,085,782.13     9.77    36,651,298.69     9.83     41,851,859.70      8.67



                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR4
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR4
Computational Materials (Page 32)
-------------------------------------------------------------------------------

  25-Jan-14   35,195,971.80     9.45    35,742,838.58     9.51     40,828,681.44      8.32
  25-Feb-14   34,327,736.93     9.45    34,856,385.51     9.51     39,830,300.54      8.32
  25-Mar-14   33,480,558.75    10.47    33,991,410.68     10.53    38,856,120.88      9.42
  25-Apr-14   32,653,930.88     9.45    33,147,397.90     9.51     37,905,560.62      8.32
  25-May-14   31,847,359.07     9.77    32,323,843.35     9.83     36,978,051.82      8.67
  25-Jun-14   31,060,360.90     9.45    31,520,255.25     9.51     36,073,040.13      8.32
  25-Jul-14   30,292,465.47     9.77    30,736,153.58     9.83     35,189,984.47      8.67
  25-Aug-14   29,543,213.16     9.45    29,971,069.80     9.51     34,328,356.69      8.32
  25-Sep-14   28,812,155.34     9.45    29,224,546.56     9.51     33,487,641.28      8.32
  25-Oct-14   28,098,854.13     9.77    28,496,137.47     9.83     32,667,335.07      8.67








                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR4
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR4
Computational Materials (Page 33)
-------------------------------------------------------------------------------


Distribution    Class IV-A    Class IV-A    Class V-A     Class V-A   Class B-1    Class B-1
    Date         Notional       Strike       Notional      Strike      Notional     Strike
  25-Jul-06   284,183,000.00     100      150,507,000.00     100    44,920,000.00     100
  25-Aug-06   277,143,993.05     8.74     146,914,167.74    8.43    44,920,000.00    9.28
  25-Sep-06   271,209,952.37     8.83     143,842,526.52    8.43    44,920,000.00     9.3
  25-Oct-06   265,419,542.40     9.69     140,831,656.20    8.78    44,920,000.00    9.72
  25-Nov-06   259,878,438.78     9.38     137,881,003.25    8.44    44,920,000.00    9.41
  25-Dec-06   254,446,281.50     9.69     134,988,612.95    8.78    44,920,000.00    9.72
  25-Jan-07   249,120,760.10     9.38     132,153,250.49    8.44    44,920,000.00    9.41
  25-Feb-07   243,899,411.67     9.38     129,373,779.90    8.44    44,920,000.00    9.41
  25-Mar-07   238,777,381.50    10.38     126,648,755.11    9.51    44,920,000.00    10.42
  25-Apr-07   233,752,832.71     9.38     123,976,738.09    8.44    44,920,000.00    9.41
  25-May-07   228,823,542.56     9.69     121,356,953.94    8.78    44,920,000.00    9.72
  25-Jun-07   223,983,761.85     9.38     118,783,227.40    8.44    44,920,000.00    9.41
  25-Jul-07   219,216,271.55     9.69     116,242,804.99    8.78    44,920,000.00    9.73
  25-Aug-07   214,524,589.02     9.38     113,744,935.34    8.44    44,920,000.00    9.41
  25-Sep-07   209,924,943.18     9.38     111,296,623.30    8.44    44,920,000.00    9.41
  25-Oct-07   205,403,467.59     9.69     108,896,844.72    8.78    44,920,000.00    9.73
  25-Nov-07   200,967,863.34     9.38     106,544,279.30    8.44    44,920,000.00    9.41
  25-Dec-07   196,533,874.06     9.69     104,238,276.81    8.78    44,920,000.00    9.72
  25-Jan-08   192,158,681.21     9.38     101,977,848.11    8.44    44,920,000.00    9.41
  25-Feb-08   187,832,843.23     9.38     99,762,083.63     8.44    44,920,000.00    9.41
  25-Mar-08   183,521,440.61    10.02     97,583,284.10     9.13    44,920,000.00    10.06
  25-Apr-08   179,296,965.68     9.37     95,447,092.70     8.44    44,920,000.00    9.41
  25-May-08   175,152,212.97     9.69     93,352,883.00     8.78    44,920,000.00    9.72
  25-Jun-08   171,085,884.82     9.37     91,295,674.65     8.44    44,920,000.00    9.41
  25-Jul-08   167,082,883.13     9.69     89,265,441.05     8.78    44,920,000.00    9.72
  25-Aug-08   163,124,272.24     9.37     87,231,175.29     8.44    44,920,000.00    9.41
  25-Sep-08   159,215,895.15     9.37     85,228,985.05     8.44    44,920,000.00    9.41
  25-Oct-08   155,348,221.09     9.68     83,225,328.61     8.78    44,920,000.00    9.72
  25-Nov-08   151,410,765.93     9.37     81,173,845.46     8.44    44,920,000.00    9.41
  25-Dec-08   147,489,271.67     9.68     79,088,841.51     8.78    44,920,000.00    9.72
  25-Jan-09   143,531,768.95     9.37     76,935,739.60     8.44    44,920,000.00    9.41
  25-Feb-09   139,617,611.69     9.37     74,807,864.38     8.44    44,920,000.00    9.41
  25-Mar-09   135,696,173.43    10.37     72,696,591.51     9.51    44,920,000.00    10.41
  25-Apr-09   131,817,075.97     9.37     70,610,975.82     8.44    44,920,000.00    9.41
  25-May-09   128,018,818.44     9.68     68,567,042.44     8.78    44,920,000.00    9.72
  25-Jun-09   124,298,157.89     9.37     66,567,502.73     8.44    44,920,000.00    9.41
  25-Jul-09   120,628,388.55     9.68     64,607,410.39     8.78    44,920,000.00    9.72
  25-Aug-09   117,035,889.38     9.37     62,688,580.28     8.44    44,920,000.00    9.41
  25-Sep-09   113,514,462.26     9.37     60,807,363.74     8.44    44,920,000.00    9.41
  25-Oct-09   110,076,116.50     9.68     58,970,958.69     8.78    44,920,000.00    9.72
  25-Nov-09   106,713,912.88     9.37     57,176,736.94     8.44    44,920,000.00    9.41
  25-Dec-09   103,430,406.38     9.68     55,424,109.58     8.78    44,920,000.00    9.72




                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR4
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR4
Computational Materials (Page 34)
-------------------------------------------------------------------------------

  25-Jan-10   100,225,109.75     9.37     53,713,575.47     8.44    44,920,000.00    9.41
  25-Feb-10   97,096,647.47      9.37     52,043,795.67     8.44    44,920,000.00    9.41
  25-Mar-10   94,043,412.12     10.37     50,414,133.96     9.51    44,920,000.00    10.41
  25-Apr-10   92,394,281.39      9.37     49,533,893.64     8.44    42,851,465.75    9.41
  25-May-10   90,155,019.24      9.68     48,338,286.38     8.78    41,811,669.69    9.72
  25-Jun-10   87,968,798.65      9.37     47,171,066.94     8.44    40,796,778.28    9.41
  25-Jul-10   85,835,188.16      9.68     46,031,915.60     8.78    39,806,306.40    9.72
  25-Aug-10   83,752,862.75      9.37     44,920,160.96     8.44    38,839,663.62    9.41
  25-Sep-10   81,720,198.44      9.37     43,835,147.62     8.44    37,896,243.01    9.41
  25-Oct-10   79,736,477.34      9.68     42,776,235.79     8.78    36,975,532.36    9.72
  25-Nov-10   77,800,527.76      9.37     41,742,800.95     8.44    36,076,988.10    9.41
  25-Dec-10   75,911,205.98      9.68     40,734,233.47     8.78    35,200,079.63    9.72
  25-Jan-11   74,067,395.54      9.37     39,749,938.25     8.44    34,344,289.00    9.41
  25-Feb-11   72,268,006.64      9.37     38,789,334.38     8.44    33,509,110.61    9.41
  25-Mar-11   70,511,975.44     10.37     37,851,854.82     9.51    32,694,050.93    10.41
  25-Apr-11   68,798,263.51      9.37     36,936,946.03     8.44    31,898,628.19    9.41
  25-May-11   67,125,857.19      9.68     36,044,067.68     8.78    31,122,372.13    9.72
  25-Jun-11   65,493,766.99      9.37     35,172,692.35     8.44    30,364,823.70    9.41
  25-Jul-11   63,901,027.04      9.68     34,322,305.15     8.78    29,625,534.78    9.72
  25-Aug-11   62,346,694.53      9.37     33,492,403.53     8.44    28,904,067.98    9.41
  25-Sep-11   60,829,849.12      9.37     32,682,496.89     8.44    28,199,996.32    9.41
  25-Oct-11   59,349,592.47      9.68     31,892,106.36     8.78    27,512,903.03    9.72
  25-Nov-11   57,905,047.66      9.37     31,120,764.46     8.44    26,842,381.26    9.41
  25-Dec-11   56,495,358.69      9.68     30,368,014.90     8.78    26,188,033.88    9.72
  25-Jan-12   55,119,690.01      9.37     29,633,412.26     8.44    25,549,473.26    9.41
  25-Feb-12   53,777,226.03      9.37     28,916,521.76     8.44    24,926,320.98    9.41
  25-Mar-12   52,467,170.60     10.02     28,216,918.98     9.13    24,318,207.69    10.05
  25-Apr-12   51,188,746.58      9.37     27,534,189.64     8.44    23,724,772.84    9.41
  25-May-12   49,941,195.42      9.68     26,867,929.34     8.78    23,145,664.49    9.72
  25-Jun-12   48,723,776.65      9.37     26,217,743.36     8.44    22,580,539.10    9.41
  25-Jul-12   48,723,776.65      9.68     26,217,743.36     8.78    22,580,539.10    9.72
  25-Aug-12   48,723,776.65      9.37     26,217,743.36     8.44    19,291,904.43    9.41
  25-Sep-12   47,943,343.83      9.37     25,800,902.73     8.44    16,772,597.76    9.41
  25-Oct-12   46,773,446.94      9.68     25,176,025.55     8.78    16,362,623.55    9.72
  25-Nov-12   45,631,831.40      9.37     24,566,236.46     8.44    15,962,556.91    9.41
  25-Dec-12   44,517,818.44      9.68     23,971,173.59     8.78    15,572,160.13    9.72
  25-Jan-13   43,430,745.55      9.37     23,390,483.72     8.44    15,191,201.14    9.41
  25-Feb-13   42,369,966.00      9.37     22,823,822.07     8.44    14,819,453.45    9.41
  25-Mar-13   41,334,848.54     10.37     22,270,852.08     9.51    14,456,695.96    10.41
  25-Apr-13   40,324,777.01      9.37     21,731,245.23     8.44    14,102,712.84    9.41
  25-May-13   39,339,149.95      9.68     21,204,680.85     8.78    13,757,293.45    9.72
  25-Jun-13   38,377,380.30      9.37     20,690,845.95     8.44    13,420,232.17    9.41
  25-Jul-13   37,438,895.01      9.68     20,189,434.99     8.78    13,091,328.27    9.72
  25-Aug-13   36,523,134.73      9.37     19,700,149.74     8.44    12,770,385.85    9.41
  25-Sep-13   35,629,553.49      9.37     19,222,699.10     8.44    12,457,213.67    9.41
  25-Oct-13   34,757,618.37      9.68     18,756,798.92     8.78    12,151,625.08    9.72
  25-Nov-13   33,906,809.19      9.37     18,302,171.83     8.44    11,853,437.87    9.41





                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR4
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR4
Computational Materials (Page 35)
-------------------------------------------------------------------------------

  25-Dec-13   33,076,618.20      9.68     17,858,547.12     8.78    11,562,474.21    9.72
  25-Jan-14   32,266,549.80      9.37     17,425,660.52     8.44    11,278,560.50    9.41
  25-Feb-14   31,476,120.23      9.37     17,003,254.10     8.44    11,001,527.30    9.41
  25-Mar-14   30,704,857.33     10.37     16,591,076.07     9.51    10,731,209.23    10.41
  25-Apr-14   29,952,300.19      9.37     16,188,880.67     8.44    10,467,444.84    9.41
  25-May-14   29,217,998.94      9.68     15,796,428.03     8.78    10,210,076.57    9.72
  25-Jun-14   28,501,514.50      9.37     15,413,484.00     8.44     9,958,950.61    9.41
  25-Jul-14   27,802,418.26      9.68     15,039,820.04     8.78     9,713,916.83    9.72
  25-Aug-14   27,120,291.86      9.37     14,675,213.05     8.44     9,474,828.70    9.41
  25-Sep-14   26,454,726.99      9.37     14,319,445.30     8.44     9,241,543.19    9.41
  25-Oct-14   25,805,325.07      9.68     13,972,304.24     8.78     9,013,920.70    9.72




                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR4
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR4
Computational Materials (Page 36)
-------------------------------------------------------------------------------

Distribution    Class B-2   Class B-2   Class B-3   Class B-3   Class B-4    Class B-4   Class B-5  Class B-5
    Date        Notional      Strike    Notional     Strike      Notional     Strike     Notional     Strike
  25-Jul-06   26,006,000.00    100    8,669,000.00     100    18,125,000.00     100    7,881,000.00    100
  25-Aug-06   26,006,000.00    9.28   8,669,000.00    9.28    18,125,000.00    9.28    7,881,000.00    9.28
  25-Sep-06   26,006,000.00    9.3    8,669,000.00     9.3    18,125,000.00     9.3    7,881,000.00    9.3
  25-Oct-06   26,006,000.00    9.72   8,669,000.00    9.72    18,125,000.00    9.72    7,881,000.00    9.72
  25-Nov-06   26,006,000.00    9.41   8,669,000.00    9.41    18,125,000.00    9.41    7,881,000.00    9.41
  25-Dec-06   26,006,000.00    9.72   8,669,000.00    9.72    18,125,000.00    9.72    7,881,000.00    9.72
  25-Jan-07   26,006,000.00    9.41   8,669,000.00    9.41    18,125,000.00    9.41    7,881,000.00    9.41
  25-Feb-07   26,006,000.00    9.41   8,669,000.00    9.41    18,125,000.00    9.41    7,881,000.00    9.41
  25-Mar-07   26,006,000.00   10.42   8,669,000.00    10.42   18,125,000.00    10.42   7,881,000.00   10.42
  25-Apr-07   26,006,000.00    9.41   8,669,000.00    9.41    18,125,000.00    9.41    7,881,000.00    9.41
  25-May-07   26,006,000.00    9.72   8,669,000.00    9.72    18,125,000.00    9.72    7,881,000.00    9.72
  25-Jun-07   26,006,000.00    9.41   8,669,000.00    9.41    18,125,000.00    9.41    7,881,000.00    9.41
  25-Jul-07   26,006,000.00    9.73   8,669,000.00    9.73    18,125,000.00    9.73    7,881,000.00    9.73
  25-Aug-07   26,006,000.00    9.41   8,669,000.00    9.41    18,125,000.00    9.41    7,881,000.00    9.41
  25-Sep-07   26,006,000.00    9.41   8,669,000.00    9.41    18,125,000.00    9.41    7,881,000.00    9.41
  25-Oct-07   26,006,000.00    9.73   8,669,000.00    9.73    18,125,000.00    9.73    7,881,000.00    9.73
  25-Nov-07   26,006,000.00    9.41   8,669,000.00    9.41    18,125,000.00    9.41    7,881,000.00    9.41
  25-Dec-07   26,006,000.00    9.72   8,669,000.00    9.72    18,125,000.00    9.72    7,881,000.00    9.72
  25-Jan-08   26,006,000.00    9.41   8,669,000.00    9.41    18,125,000.00    9.41    7,881,000.00    9.41
  25-Feb-08   26,006,000.00    9.41   8,669,000.00    9.41    18,125,000.00    9.41    7,881,000.00    9.41
  25-Mar-08   26,006,000.00   10.06   8,669,000.00    10.06   18,125,000.00    10.06   7,881,000.00   10.06
  25-Apr-08   26,006,000.00    9.41   8,669,000.00    9.41    18,125,000.00    9.41    7,881,000.00    9.41
  25-May-08   26,006,000.00    9.72   8,669,000.00    9.72    18,125,000.00    9.72    7,881,000.00    9.72
  25-Jun-08   26,006,000.00    9.41   8,669,000.00    9.41    18,125,000.00    9.41    7,881,000.00    9.41
  25-Jul-08   26,006,000.00    9.72   8,669,000.00    9.72    18,125,000.00    9.72    7,881,000.00    9.72
  25-Aug-08   26,006,000.00    9.41   8,669,000.00    9.41    18,125,000.00    9.41    7,881,000.00    9.41
  25-Sep-08   26,006,000.00    9.41   8,669,000.00    9.41    18,125,000.00    9.41    7,881,000.00    9.41
  25-Oct-08   26,006,000.00    9.72   8,669,000.00    9.72    18,125,000.00    9.72    7,881,000.00    9.72
  25-Nov-08   26,006,000.00    9.41   8,669,000.00    9.41    18,125,000.00    9.41    7,881,000.00    9.41
  25-Dec-08   26,006,000.00    9.72   8,669,000.00    9.72    18,125,000.00    9.72    7,881,000.00    9.72
  25-Jan-09   26,006,000.00    9.41   8,669,000.00    9.41    18,125,000.00    9.41    7,881,000.00    9.41
  25-Feb-09   26,006,000.00    9.41   8,669,000.00    9.41    18,125,000.00    9.41    7,881,000.00    9.41
  25-Mar-09   26,006,000.00   10.41   8,669,000.00    10.41   18,125,000.00    10.41   7,881,000.00   10.41
  25-Apr-09   26,006,000.00    9.41   8,669,000.00    9.41    18,125,000.00    9.41    7,881,000.00    9.41
  25-May-09   26,006,000.00    9.72   8,669,000.00    9.72    18,125,000.00    9.72    7,881,000.00    9.72
  25-Jun-09   26,006,000.00    9.41   8,669,000.00    9.41    18,125,000.00    9.41    7,881,000.00    9.41
  25-Jul-09   26,006,000.00    9.72   8,669,000.00    9.72    18,125,000.00    9.72    7,881,000.00    9.72
  25-Aug-09   26,006,000.00    9.41   8,669,000.00    9.41    18,125,000.00    9.41    7,881,000.00    9.41
  25-Sep-09   26,006,000.00    9.41   8,669,000.00    9.41    18,125,000.00    9.41    7,881,000.00    9.41
  25-Oct-09   26,006,000.00    9.72   8,669,000.00    9.72    18,125,000.00    9.72    7,881,000.00    9.72
  25-Nov-09   26,006,000.00    9.41   8,669,000.00    9.41    18,125,000.00    9.41    7,881,000.00    9.41
  25-Dec-09   26,006,000.00    9.72   8,669,000.00    9.72    18,125,000.00    9.72    7,881,000.00    9.72
  25-Jan-10   26,006,000.00    9.41   8,669,000.00    9.41    18,125,000.00    9.41    7,881,000.00    9.41
  25-Feb-10   26,006,000.00    9.41   8,669,000.00    9.41    18,125,000.00    9.41    7,881,000.00    9.41
  25-Mar-10   26,006,000.00   10.41   8,669,000.00    10.41   18,125,000.00    10.41   7,881,000.00   10.41



                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR4
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR4
Computational Materials (Page 37)
-------------------------------------------------------------------------------

  25-Apr-10   24,808,442.08    9.41   8,269,798.68    9.41    17,290,356.56    9.41    7,518,085.52    9.41
  25-May-10   24,206,462.20    9.72   8,069,131.00    9.72    16,870,803.94    9.72    7,335,658.26    9.72
  25-Jun-10   23,618,900.62    9.41   7,873,269.61    9.41    16,461,300.23    9.41    7,157,600.39    9.41
  25-Jul-10   23,045,476.49    9.72   7,682,120.88    9.72    16,061,649.68    9.72    6,983,826.82    9.72
  25-Aug-10   22,485,848.00    9.41   7,495,570.88    9.41    15,671,614.05    9.41    6,814,233.95    9.41
  25-Sep-10   21,939,663.75    9.41   7,313,502.46    9.41    15,290,948.45    9.41    6,648,715.30    9.41
  25-Oct-10   21,406,627.22    9.72   7,135,816.79    9.72    14,919,446.22    9.72    6,487,181.00    9.72
  25-Nov-10   20,886,423.70    9.41   6,962,408.95    9.41    14,556,888.01    9.41    6,329,535.69    9.41
  25-Dec-10   20,378,746.01    9.72   6,793,176.54    9.72    14,203,059.73    9.72    6,175,686.28    9.72
  25-Jan-11   19,883,294.29    9.41   6,628,019.62    9.41    13,857,752.41    9.41    6,025,541.89    9.41
  25-Feb-11   19,399,775.83    9.41   6,466,840.60    9.41    13,520,762.02    9.41    5,879,013.82    9.41
  25-Mar-11   18,927,904.91   10.41   6,309,544.25    10.41   13,191,889.43    10.41   5,736,015.48   10.41
  25-Apr-11   18,467,402.60    9.41   6,156,037.57    9.41    12,870,940.25    9.41    5,596,462.35    9.41
  25-May-11   18,017,996.65    9.72   6,006,229.83    9.72    12,557,724.73    9.72    5,460,271.92    9.72
  25-Jun-11   17,579,421.31    9.41   5,860,032.43    9.41    12,252,057.65    9.41    5,327,363.66    9.41
  25-Jul-11   17,151,417.13    9.72   5,717,358.88    9.72    11,953,758.19    9.72    5,197,658.94    9.72
  25-Aug-11   16,733,730.90    9.41   5,578,124.78    9.41    11,662,649.87    9.41    5,071,081.03    9.41
  25-Sep-11   16,326,115.41    9.41   5,442,247.73    9.41    11,378,560.40    9.41    4,947,555.01    9.41
  25-Oct-11   15,928,329.39    9.72   5,309,647.29    9.72    11,101,321.63    9.72    4,827,007.76    9.72
  25-Nov-11   15,540,137.29    9.41   5,180,244.95    9.41    10,830,769.37    9.41    4,709,367.91    9.41
  25-Dec-11   15,161,309.20    9.72   5,053,964.06    9.72    10,566,743.41    9.72    4,594,565.78    9.72
  25-Jan-12   14,791,620.69    9.41   4,930,729.82    9.41    10,309,087.33    9.41    4,482,533.36    9.41
  25-Feb-12   14,430,852.70    9.41   4,810,469.20    9.41    10,057,648.44    9.41    4,373,204.27    9.41
  25-Mar-12   14,078,791.39   10.05   4,693,110.92    10.05    9,812,277.70    10.05   4,266,513.69   10.05
  25-Apr-12   13,735,228.01    9.41   4,578,585.39    9.41     9,572,829.65    9.41    4,162,398.37    9.41
  25-May-12   13,399,958.83    9.72   4,466,824.70    9.72     9,339,162.26    9.72    4,060,796.57    9.72
  25-Jun-12   13,072,784.95    9.41   4,357,762.54    9.41     9,111,136.94    9.41    3,961,648.01    9.41
  25-Jul-12   13,072,784.95    9.72   3,836,234.11    9.72     7,110,894.69    9.72    3,091,915.09    9.72
  25-Aug-12   9,953,560.93     9.41   3,317,981.22    9.41     6,937,179.57    9.41    3,016,381.36    9.41
  25-Sep-12   9,710,333.42     9.41   3,236,902.27    9.41     6,767,661.05    9.41    2,942,672.37    9.41
  25-Oct-12   9,472,982.81     9.72   3,157,782.36    9.72     6,602,238.46    9.72    2,870,744.35    9.72
  25-Nov-12   9,241,368.10     9.41   3,080,574.49    9.41     6,440,813.54    9.41    2,800,554.56    9.41
  25-Dec-12   9,015,351.65     9.72   3,005,232.77    9.72     6,283,290.35    9.72    2,732,061.31    9.72
  25-Jan-13   8,794,799.13     9.41   2,931,712.44    9.41     6,129,575.26    9.41    2,665,223.87    9.41
  25-Feb-13   8,579,579.40     9.41   2,859,969.77    9.41     5,979,576.89    9.41    2,600,002.51    9.41
  25-Mar-13   8,369,564.45    10.41   2,789,962.09    10.41    5,833,206.02    10.41   2,536,358.43   10.41
  25-Apr-13   8,164,629.35     9.41   2,721,647.77    9.41     5,690,375.56    9.41    2,474,253.78    9.41
  25-May-13   7,964,652.13     9.72   2,654,986.13    9.72     5,551,000.53    9.72    2,413,651.60    9.72
  25-Jun-13   7,769,513.75     9.41   2,589,937.50    9.41     5,414,997.95    9.41    2,354,515.80    9.41
  25-Jul-13   7,579,098.02     9.72   2,526,463.15    9.72     5,282,286.84    9.72    2,296,811.18    9.72
  25-Aug-13   7,393,291.50     9.41   2,464,525.26    9.41     5,152,788.14    9.41    2,240,503.36    9.41
  25-Sep-13   7,211,983.50     9.41   2,404,086.94    9.41     5,026,424.71    9.41    2,185,558.79    9.41
  25-Oct-13   7,035,065.93     9.72   2,345,112.15    9.72     4,903,121.21    9.72    2,131,944.73    9.72
  25-Nov-13   6,862,433.33     9.41   2,287,565.74    9.41     4,782,804.13    9.41    2,079,629.20    9.41
  25-Dec-13   6,693,982.73     9.72   2,231,413.38    9.72     4,665,401.72    9.72    2,028,581.02    9.72
  25-Jan-14   6,529,613.63     9.41   2,176,621.57    9.41     4,550,843.92    9.41    1,978,769.71    9.41
  25-Feb-14   6,369,227.94     9.41   2,123,157.62    9.41     4,439,062.39    9.41    1,930,165.55    9.41



                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR4
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR4
Computational Materials (Page 38)
-------------------------------------------------------------------------------

  25-Mar-14   6,212,729.90    10.41   2,070,989.60    10.41    4,329,990.37    10.41   1,882,739.54   10.41
  25-Apr-14   6,060,026.06     9.41   2,020,086.36    9.41     4,223,562.73    9.41    1,836,463.33    9.41
  25-May-14   5,911,025.18     9.72   1,970,417.49    9.72     4,119,715.89    9.72    1,791,309.29    9.72
  25-Jun-14   5,765,638.23     9.41   1,921,953.31    9.41     4,018,387.79    9.41    1,747,250.44    9.41
  25-Jul-14   5,623,778.30     9.72   1,874,664.85    9.72     3,919,517.87    9.72    1,704,260.43    9.72
  25-Aug-14   5,485,360.53     9.41   1,828,523.82    9.41     3,823,046.98    9.41    1,662,313.56    9.41
  25-Sep-14   5,350,302.14     9.41   1,783,502.63    9.41     3,728,917.42    9.41    1,621,384.73    9.41
  25-Oct-14   5,218,522.30     9.72   1,739,574.32    9.72     3,637,072.85    9.72    1,581,449.44    9.72




                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR4
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR4
Computational Materials (Page 39)
-------------------------------------------------------------------------------

Distribution   Class B-6   Class B-6   Class B-7   Class B-7   Class B-8  Class B-8
    Date        Notional     Strike    Notional     Strike     Notional     Strike
  25-Jul-06   7,881,000.00    100    9,457,000.00     100    7,881,000.00    100
  25-Aug-06   7,881,000.00    9.28   9,457,000.00    9.28    7,881,000.00    9.28
  25-Sep-06   7,881,000.00    9.3    9,457,000.00     9.3    7,881,000.00    9.3
  25-Oct-06   7,881,000.00    9.72   9,457,000.00    9.72    7,881,000.00    9.72
  25-Nov-06   7,881,000.00    9.41   9,457,000.00    9.41    7,881,000.00    9.41
  25-Dec-06   7,881,000.00    9.72   9,457,000.00    9.72    7,881,000.00    9.72
  25-Jan-07   7,881,000.00    9.41   9,457,000.00    9.41    7,881,000.00    9.41
  25-Feb-07   7,881,000.00    9.41   9,457,000.00    9.41    7,881,000.00    9.41
  25-Mar-07   7,881,000.00   10.42   9,457,000.00    10.42   7,881,000.00   10.42
  25-Apr-07   7,881,000.00    9.41   9,457,000.00    9.41    7,881,000.00    9.41
  25-May-07   7,881,000.00    9.72   9,457,000.00    9.72    7,881,000.00    9.72
  25-Jun-07   7,881,000.00    9.41   9,457,000.00    9.41    7,881,000.00    9.41
  25-Jul-07   7,881,000.00    9.73   9,457,000.00    9.73    7,881,000.00    9.73
  25-Aug-07   7,881,000.00    9.41   9,457,000.00    9.41    7,881,000.00    9.41
  25-Sep-07   7,881,000.00    9.41   9,457,000.00    9.41    7,881,000.00    9.41
  25-Oct-07   7,881,000.00    9.73   9,457,000.00    9.73    7,881,000.00    9.73
  25-Nov-07   7,881,000.00    9.41   9,457,000.00    9.41    7,881,000.00    9.41
  25-Dec-07   7,881,000.00    9.72   9,457,000.00    9.72    7,881,000.00    9.72
  25-Jan-08   7,881,000.00    9.41   9,457,000.00    9.41    7,881,000.00    9.41
  25-Feb-08   7,881,000.00    9.41   9,457,000.00    9.41    7,881,000.00    9.41
  25-Mar-08   7,881,000.00   10.06   9,457,000.00    10.06   7,881,000.00   10.06
  25-Apr-08   7,881,000.00    9.41   9,457,000.00    9.41    7,881,000.00    9.41
  25-May-08   7,881,000.00    9.72   9,457,000.00    9.72    7,881,000.00    9.72
  25-Jun-08   7,881,000.00    9.41   9,457,000.00    9.41    7,881,000.00    9.41
  25-Jul-08   7,881,000.00    9.72   9,457,000.00    9.72    7,881,000.00    9.72
  25-Aug-08   7,881,000.00    9.41   9,457,000.00    9.41    7,881,000.00    9.41
  25-Sep-08   7,881,000.00    9.41   9,457,000.00    9.41    7,881,000.00    9.41
  25-Oct-08   7,881,000.00    9.72   9,457,000.00    9.72    7,881,000.00    9.72
  25-Nov-08   7,881,000.00    9.41   9,457,000.00    9.41    7,881,000.00    9.41
  25-Dec-08   7,881,000.00    9.72   9,457,000.00    9.72    7,881,000.00    9.72
  25-Jan-09   7,881,000.00    9.41   9,457,000.00    9.41    7,881,000.00    9.41
  25-Feb-09   7,881,000.00    9.41   9,457,000.00    9.41    7,881,000.00    9.41
  25-Mar-09   7,881,000.00   10.41   9,457,000.00    10.41   7,881,000.00   10.41
  25-Apr-09   7,881,000.00    9.41   9,457,000.00    9.41    7,881,000.00    9.41
  25-May-09   7,881,000.00    9.72   9,457,000.00    9.72    7,881,000.00    9.72
  25-Jun-09   7,881,000.00    9.41   9,457,000.00    9.41    7,881,000.00    9.41
  25-Jul-09   7,881,000.00    9.72   9,457,000.00    9.72    7,881,000.00    9.72
  25-Aug-09   7,881,000.00    9.41   9,457,000.00    9.41    7,881,000.00    9.41
  25-Sep-09   7,881,000.00    9.41   9,457,000.00    9.41    7,881,000.00    9.41
  25-Oct-09   7,881,000.00    9.72   9,457,000.00    9.72    7,881,000.00    9.72
  25-Nov-09   7,881,000.00    9.41   9,457,000.00    9.41    7,881,000.00    9.41
  25-Dec-09   7,881,000.00    9.72   9,457,000.00    9.72    7,881,000.00    9.72
  25-Jan-10   7,881,000.00    9.41   9,457,000.00    9.41    7,881,000.00    9.41




                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR4
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR4
Computational Materials (Page 40)
-------------------------------------------------------------------------------

  25-Feb-10   7,881,000.00    9.41   9,457,000.00    9.41    7,881,000.00    9.41
  25-Mar-10   7,881,000.00   10.41   9,457,000.00    10.41   7,881,000.00   10.41
  25-Apr-10   7,518,090.29    9.41   9,021,517.56    9.41    7,518,085.52    9.41
  25-May-10   7,335,662.91    9.72   8,802,609.33    9.72    7,335,658.26    9.72
  25-Jun-10   7,157,604.93    9.41   8,588,944.28    9.41    7,157,600.39    9.41
  25-Jul-10   6,983,831.25    9.72   8,380,420.27    9.72    6,983,826.82    9.72
  25-Aug-10   6,814,238.27    9.41   8,176,913.00    9.41    6,814,233.95    9.41
  25-Sep-10   6,648,719.52    9.41   7,978,294.69    9.41    6,648,715.30    9.41
  25-Oct-10   6,487,185.12    9.72   7,784,457.51    9.72    6,487,181.00    9.72
  25-Nov-10   6,329,539.71    9.41   7,595,287.02    9.41    6,329,535.69    9.41
  25-Dec-10   6,175,690.20    9.72   7,410,671.51    9.72    6,175,686.28    9.72
  25-Jan-11   6,025,545.71    9.41   7,230,501.94    9.41    6,025,541.89    9.41
  25-Feb-11   5,879,017.55    9.41   7,054,671.86    9.41    5,879,013.82    9.41
  25-Mar-11   5,736,019.12   10.41   6,883,077.38    10.41   5,736,015.48   10.41
  25-Apr-11   5,596,465.90    9.41   6,715,617.06    9.41    5,596,462.35    9.41
  25-May-11   5,460,275.39    9.72   6,552,191.90    9.72    5,460,271.92    9.72
  25-Jun-11   5,327,367.04    9.41   6,392,705.25    9.41    5,327,363.66    9.41
  25-Jul-11   5,197,662.24    9.72   6,237,062.78    9.72    5,197,658.94    9.72
  25-Aug-11   5,071,084.25    9.41   6,085,172.40    9.41    5,071,081.03    9.41
  25-Sep-11   4,947,558.15    9.41   5,936,944.22    9.41    4,947,555.01    9.41
  25-Oct-11   4,827,010.83    9.72   5,792,290.49    9.72    4,827,007.76    9.72
  25-Nov-11   4,709,370.90    9.41   5,651,125.57    9.41    4,709,367.91    9.41
  25-Dec-11   4,594,568.70    9.72   5,513,365.84    9.72    4,594,565.78    9.72
  25-Jan-12   4,482,536.21    9.41   5,378,929.69    9.41    4,482,533.36    9.41
  25-Feb-12   4,373,207.04    9.41   5,247,737.47    9.41    4,363,972.39    9.41
  25-Mar-12   4,266,516.39   10.05   5,119,711.40    10.05   4,065,247.97   10.05
  25-Apr-12   4,162,401.01    9.41   4,994,775.58    9.41    3,773,734.06    9.41
  25-May-12   4,060,799.14    9.72   4,872,855.92    9.72    3,489,257.78    9.72
  25-Jun-12   3,961,650.52    9.41   4,753,880.09    9.41    3,211,650.37    9.41
  25-Jul-12   3,091,917.05    9.72   3,710,222.00    9.72     776,473.22     9.72
  25-Aug-12   3,016,383.27    9.41   3,619,583.38    9.41     564,985.29     9.41
  25-Sep-12   2,942,674.24    9.41   3,531,134.41    9.41     358,606.48     9.41
  25-Oct-12   2,870,746.17    9.72   3,444,822.55    9.72     157,214.22     9.72
  25-Nov-12   2,800,556.34    9.41   3,321,292.20    9.41          0         9.41
  25-Dec-12   2,732,063.04    9.72   3,047,326.72    9.72          0         9.72
  25-Jan-13   2,665,225.56    9.41   2,779,984.34    9.41          0         9.41
  25-Feb-13   2,600,004.16    9.41   2,519,106.08    9.41          0         9.41
  25-Mar-13   2,536,360.04   10.41   2,264,536.80    10.41         0        10.41
  25-Apr-13   2,474,255.35    9.41   2,016,125.04    9.41          0         9.41
  25-May-13   2,413,653.13    9.72   1,773,722.98    9.72          0         9.72
  25-Jun-13   2,354,517.29    9.41   1,537,186.31    9.41          0         9.41
  25-Jul-13   2,296,812.63    9.72   1,306,374.18    9.72          0         9.72
  25-Aug-13   2,240,504.78    9.41   1,081,149.11    9.41          0         9.41
  25-Sep-13   2,185,560.18    9.41    861,376.91     9.41          0         9.41
  25-Oct-13   2,131,946.08    9.72    646,926.57     9.72          0         9.72
  25-Nov-13   2,079,630.52    9.41    437,670.23     9.41          0         9.41
  25-Dec-13   2,028,582.30    9.72    233,483.11     9.72          0         9.72




                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR4
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR4
Computational Materials (Page 41)
-------------------------------------------------------------------------------

  25-Jan-14   1,978,770.96    9.41     34,243.37     9.41          0         9.41
  25-Feb-14   1,769,998.89    9.41         0         9.41          0         9.41
  25-Mar-14   1,532,873.99   10.41         0         10.41         0        10.41
  25-Apr-14   1,301,498.04    9.41         0         9.41          0         9.41
  25-May-14   1,075,732.80    9.72         0         9.72          0         9.72
  25-Jun-14    855,443.36     9.41         0         9.41          0         9.41
  25-Jul-14    640,498.03     9.72         0         9.72          0         9.72
  25-Aug-14    430,768.26     9.41         0         9.41          0         9.41
  25-Sep-14    226,128.59     9.41         0         9.41          0         9.41
  25-Oct-14    26,456.56      9.72         0         9.72          0         9.72




                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR4
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR4
Computational Materials (Page 42)
-------------------------------------------------------------------------------

                            AVAILABLE FUNDS CAP
                            -------------------
                                CLASS
                                -----
                                 I-A
                                 ---
                              EFFECTIVE
                              ---------
                                RATE
                                ----
          25-JUL-06             5.570
          ---------
  25-AUG-06 AND THEREAFTER     10.500
  ------------------------

                                CLASS      CLASS       CLASS
                                -----      -----       -----
                               II-A-1      II-A-2      II-A-3
                               ------      ------      ------
                              EFFECTIVE  EFFECTIVE   EFFECTIVE
                              ---------  ---------   ---------
                                RATE        RATE        RATE
                                ----        ----        ----
          25-JUL-06             5.540      5.580       5.640
          ---------
  25-AUG-06 AND THEREAFTER     10.500      10.500      10.500
  ------------------------

                                CLASS      CLASS       CLASS
                                -----      -----       -----
                               III-A-1    III-A-2     III-A-3
                               -------    -------     -------
                              EFFECTIVE  EFFECTIVE   EFFECTIVE
                              ---------  ---------   ---------
                                RATE        RATE        RATE
                                ----        ----        ----
          25-JUL-06             5.540      5.580       5.640
          ---------
  25-AUG-06 AND THEREAFTER     10.500      10.500      10.500
  ------------------------

                                CLASS      CLASS       CLASS
                                -----      -----       -----
                               IV-A-1      IV-A-2      IV-A-3
                               ------      ------      ------
                              EFFECTIVE  EFFECTIVE   EFFECTIVE
                              ---------  ---------   ---------
                                RATE        RATE        RATE
                                ----        ----        ----
          25-JUL-06             5.240      5.300       5.360
          ---------
  25-AUG-06 AND THEREAFTER     10.500      10.500      10.500
  ------------------------

                                CLASS      CLASS       CLASS
                                -----      -----       -----
                                V-A-1      V-A-2       V-A-3
                               -------    -------     -------
                              EFFECTIVE  EFFECTIVE   EFFECTIVE
                              ---------  ---------   ---------
                                RATE        RATE        RATE
                                ----        ----        ----
          25-JUL-06             5.530      5.570       5.630
          ---------
  25-AUG-06 AND THEREAFTER     10.500      10.500      10.500
  ------------------------

                                CLASS      CLASS       CLASS       CLASS
                                -----      -----       -----       -----
                                 B-1        B-2         B-3         B-4
                                 ---        ---         ---         ---
                              EFFECTIVE  EFFECTIVE   EFFECTIVE   EFFECTIVE
                              ---------  ---------   ---------   ---------
                                RATE        RATE        RATE        RATE
                                ----        ----        ----        ----
          25-JUL-06             5.730      5.750       5.780       5.890
          ---------
  25-AUG-06 AND THEREAFTER     10.500      10.500      10.500      10.500
  ------------------------

                                CLASS      CLASS       CLASS       CLASS
                                -----      -----       -----       -----
                                 B-5        B-6         B-7         B-7
                                 ---        ---         ---         ---
                              EFFECTIVE  EFFECTIVE   EFFECTIVE   EFFECTIVE
                              ---------  ---------   ---------   ---------
                                RATE        RATE        RATE        RATE
                                ----        ----        ----        ----
          25-JUL-06             5.930      6.500       6.800       7.450
          ---------
  25-AUG-06 AND THEREAFTER     10.500      10.500      10.500      10.500
  ------------------------




                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2006-AR4
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-AR4
Computational Materials (Page 43)
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

                               CONTACT INFORMATION
                               -------------------

MBS Trading
-----------
Michael Nierenberg                          Tel: (212) 272-4976
Senior Managing Director                    mnierenberg@bear.com
                                            --------------------

Paul Van Lingen                             Tel: (212) 272-4976
Senior Managing Director                    pvanlingen@bear.com
                                            -------------------

MBS Structuring
---------------

Mark Michael                                Tel: (212) 272-5451
Managing Director                           mmichael@bear.com
                                            -----------------

MBS Banking
-----------
Baron Silverstein                           Tel: (212) 272-3877
Senior Managing Director                    bsilverstein@bear.com
                                            ---------------------

Jeff Maggard                                Tel: (212) 272-3877
Managing Director                           jmaggard@bear.com
                                            -----------------

Ryan Bell                                   Tel: (212) 272-2533
Analyst                                     rbell@bear.com
                                            --------------

Syndicate
---------

Carol Fuller                                Tel: (212) 272-4955
Senior Managing Director                    cfuller@bear.com
                                            ----------------

Angela Ward                                 Tel: (212) 272-4955
Vice-President                              adward@bear.com
                                            ---------------

Rating Agencies
---------------

Julia Clements- S&P                         Tel: (212) 438-8432
                                            julia_clements@standardandpoors.com
                                            -----------------------------------

Todd Swanson - Moody's                      Tel: (415) 274-1714
                                            todd.swanson@moodys.com
                                            -----------------------




                                [GRAPHIC OMITTED]


This information should be considered only after reading Bear Stearns' Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.